As filed with the Securities and Exchange Commission on August 11, 2008
                                          Registration Statement No. ___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              _____________________

                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              _____________________

                          PERF-GO GREEN HOLDINGS, INC.
                (Name of Registrant as specified in its charter)

           Delaware                                    7389                                    20-3079717
   (State or jurisdiction of               (Primary Standard Industrial           (I.R.S. Employer Identification No.)
incorporation or organization)              Classification Code Number)

                                645 Fifth Avenue
                            New York, New York 10022
                                 (212) 848-0253
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                    offices and principal place of business)

                                 Arthur Stewart
                             Chief Financial Officer
                                645 Fifth Avenue
                            New York, New York 10022
                                 (212) 848-0253
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Adam P. Silvers, Esq.
                         Ruskin Moscou Faltischek, P.C.
                         1425 RexCorp Plaza, 15th Floor
                            Uniondale, New York 11556
                                 (516) 663-6600

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer: and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

      Large accelerated |_|                                                               Accelerated filer |_|
      Non-accelerated filer |_| (Do not check if a smaller reporting company)             Smaller reporting company |X|

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum       Proposed Maximum
Title of Each Class of            Amount to be           Offering Price Per     Aggregate Offering     Amount of
Securities to be Registered       Registered (1)         Share (2)              Price (2)              Registration Fee
---------------------------       --------------         ---------              ---------              ----------------
Common Stock, (par value
$0.0001 per share)(3)             3,079,466 shares       $1.16                  $1.16                  $142.63
Common Stock, (par value
$0.0001 per share)(4)(6)          10,232,139 shares      $1.16                  $1.16                  $473.94
Common Stock, (par value
$0.0001 per share (4)(6)          12,133,333 shares      $1.16                  $1.16                  $562.00

----------
(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions which occur during this continuous offering.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Registrant's common stock on August 6, 2008, which was $1.16, as reported by the Over-the Counter Bulletin Board ("OTC-BB").
(3) Represents 1,579,466 shares of common stock currently issued and outstanding and held by certain Selling Stockholders ("Bridge Shares") and 1,500,000 shares of common stock underlying warrants held by these Selling Stockholders ("Bridge Warrants").
(4) Represents 7,933,333 shares of common stock issuable upon conversion of outstanding convertible promissory notes held by certain Selling Stockholders (the "Notes"), plus an additional 2,298,806 shares, representing additional shares of common stock issuable as interest on the Notes.
(5) Represents 12,133,333 shares of common stock issuable upon exercise of outstanding warrants held by certain Selling Stockholders (the "Warrants").
(6) Rounded to the nearest whole Share. In accordance with that certain Registration Rights Agreement, dated as of June 10, 2008, by and among the Registrant and the Selling Stockholders, we are required to file this registration statement on Form S-1 to effect the registration of the Common Stock underlying the Notes, all shares of Common Stock issuable as interest on the Notes, the Common underlying the Warrants, any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Notes or the Warrants and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the "Registrable Securities") within 60 days of the closing date; as permitted by SEC Guidance (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29, and, in the event that any Registrable Securities are excluded from the Registration Statement due to the interpretation of Rule 415, the Registrable Securities included in each registration statement shall be allocated among all investors pro rata based on the total number of Registrable Securities proposed to be included in the registration statements.

The Registrant paid a Registration Fee of $1,178.57 on August 11, 2008 which was calculated based upon a total of 25,444,938 shares to be registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY PERF GO-GREEN HOLDINGS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 11, 2008

                             PRELIMINARY PROSPECTUS

                             Up to 25,444,938 Shares

                             [LOGO OF PERF-GO GREEN]

                   Common Stock ($0.0001 par value per share)

      The Selling Stockholders of Perf-Go Green Holdings, Inc. identified in this prospectus (the "Selling Stockholders") may from time to time sell up to an aggregate of 25,444,938 Shares ("Shares") of our common stock, par value $0.0001 per Share (the "Common Stock" or the "Company's Common Stock"). The Shares include 7,933,333 Shares issuable upon conversion of our 10% Convertible Promissory Notes (the "Notes"), 2,298,806 additional Shares issuable as interest on the Notes (the "Interest Shares") and 7,933,333 Shares issuable upon the exercise of the Company's Common Stock Purchase Warrants (the "Pipe Warrants"). Certain Selling Stockholders acquired the Notes and the Warrants in connection with a transaction whereby such Selling Stockholders (all of which are institutional and other accredited investors) invested an aggregate of $5,950,000 in cash in the Company in exchange for the Notes and the Warrants (the "Offering"). In addition, the Shares include 4,200,000 warrants issued to three Selling Shareholders in connection with a private placement effectuated by the Company in December 2007 (the "2007 Warrants"). In addition, the Shares include 1,579,466 shares of the Company's Common Stock currently issued to certain Selling Stockholders who purchased secured convertible notes ("Bridge Shares") together with warrants to purchase 1,500,000 shares of the Company's common stock ("Bridge Warrants") in connection with a private placement transaction in January and February 2008. The Pipe Warrants, 2007 Warrants and Bridge Warrants are collectively referred to herein as the "Warrants."

      We expect that sales made pursuant to this prospectus will be made:

o     in broker's transactions,

o     in block trades on the OTC-BB,

o     in transactions directly with market makers, or

o     in privately negotiated sales or otherwise.

      See "Selling Stockholders" and "Plan of Distribution" for further information about the Selling Stockholders and the manner of offering of the Shares.

      We will not receive any of the proceeds of sales by the Selling Stockholders, although we will receive up to approximately $13,258,333 from the exercise of the Warrants to the extent they are exercised in cash. We intend to use any proceeds received from the Selling Stockholders' exercise of the Warrants for Working Capital and general corporate purposes. The Company will pay the expenses incurred to register the Shares for resale, but the Selling Stockholders will pay any underwriting discounts, if any, concessions, or brokerage commissions associated with the sale of their Shares.

      The Selling Stockholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the current market price or at negotiated prices at the time of the sale. Securities laws and Securities and Exchange Commission ("SEC") regulations may require the Selling Stockholders to deliver this prospectus to purchasers when they resell their Shares.

      Our common stock currently trades on the OTC-BB under the symbol "PGOG." On August 7, 2008, the closing price of one share of our common stock was $0.97.

      Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risk factors that should be considered by prospective purchasers of the Company's Common Stock offered under this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2008.

                                TABLE OF CONTENTS

Section                                                                                                 Page
-------                                                                                                 ----
Special Note Regarding Forward-Looking Information...................................................     ii
Prospectus Summary...................................................................................      1
Our Business.........................................................................................      1
The Offering.........................................................................................      2
Our Corporate Information............................................................................      2
Risk Factors.........................................................................................      4
Risks Related to Our Business........................................................................      4
Risks Related to Our Common Stock....................................................................      9
Use of Proceeds......................................................................................     13
Determination of Offering Price......................................................................     13
Selling Stockholders.................................................................................     14
Registration Rights Agreement........................................................................     14
Plan of Distribution.................................................................................     15
Dividend Policy......................................................................................     16
Management's Discussion and Analysis of Financial Condition and Results of Operations................     20
Our Business.........................................................................................     25
Management...........................................................................................     29
Executive Compensation...............................................................................     32
Security Ownership of Certain Beneficial Owners and Management.......................................     35
Description of Securities............................................................................     36
Market for Common Equity and Related Stockholder Matters.............................................     37
Legal Proceedings....................................................................................     38
Legal Matters........................................................................................     39
Experts..............................................................................................     39
Interests of Named Experts...........................................................................     39
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..................     39
Where You Can Find More Information..................................................................     39
Index To Consolidated Financial Statements...........................................................

      You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under "Risk Factors" beginning on page 4, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to update publicly any of them in light of new information or future events.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See "Special Note Regarding Forward-Looking Statements."

                                  OUR BUSINESS

      Our executive office is located at 645 Fifth Avenue, 8th Floor, New York, New York 10022. Our telephone number is (212) 848-0253. We maintain an Internet Website at www.perfgogreen.com. Information contained on its Internet Website is for informational purposes only and is not part of this Registration Statement on Form S-1.

      Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the "Company") was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

      On May 13, 2008, the Company entered into a Share Exchange Agreement with Perf-Go Green, Inc., ("Perf Go Green") a privately-owned Delaware corporation and its shareholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a "C" corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the "Common Stock") to the Perf-Go Green shareholders resulting in a change in control of the Company with Perf-Go Green Shareholders owning approximately 65% of the Company's common stock. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

      Our objective is to create an environmentally friendly "green" company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the world environment. Based solely on environmental claims statements made by EPI Environmental Technologies, Inc. ("EPI"), the Company that manufactures TDPA, an oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. All of our products incorporate recycled plastic. Our products make important strides towards the reduction of plastic from the environment.

      We have partnered with Spectrum, a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. With its headquarters located in Cerritos, California, Spectrum's revenues exceed $250,000,000 in the United States. Spectrum's President, Ben Tran, is one of our directors and shares in one of the patents on our handle tie-bags.

      The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts by using recycled plastic and combines it with TDPA. Spectrum has been issued a license by EPI to use TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. As a result of this process, we believe, based on EPI's environmental claims relating to TDPA, our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      During 2008, we intend to launch and market six (6) prominent plastic product categories:

      o     Thirteen gallon, extra tall kitchen garbage bags (launched)

      o     Thirty gallon garage, lawn and leaf garbage bags

      o Commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches.)

      o     Kitty litter liner bags (three sizes)

      o     10 foot by 20 foot plastic drop cloths

      o     Doggie Duty(TM) Bags

The sale and distribution of our initial product offering, the thirteen gallon extra tall kitchen trash bags, began in the third quarter of 2008. We believe that we are the first company to mass-market biodegradable trash bags and other plastic products.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  THE OFFERING

The following is a brief summary of this offering:

Common Stock Currently Outstanding         32,279,470

Common Stock Offered by the Selling        1,579,466 shares of common stock
Stockholders

Common Stock Offered by the Selling        10,232,139 shares of common stock
Stockholders issuable upon conversion
of the Notes and Interest Shares

Common Stock offered by the Selling        13,633,333 shares of common stock
Stockholders issuable upon the exercise
of the Warrants

Common Stock outstanding after the         57,724,408 shares of common stock
offering (1)

Use of Proceeds                            We will not receive any of the
                                           proceeds of sales of shares by the
                                           Selling Stockholders.

Risk Factors                               The securities offered involve a high
                                           degree of risk. You should read
                                           carefully the factors discussed under
                                           "Risk Factors" beginning on page 4
                                           and the other information included in
                                           this prospectus before investing in
                                           our securities.

OTC-BB Trading Symbol                      PGOG

(1)   Assumes the exercise of all of the Notes and Warrants.

                            OUR CORPORATE INFORMATION

      Perf-Go Green Holdings, Inc. was incorporated in Delaware in 2005. Our principal executive offices are located at 645 Fifth Avenue, New York, New York 10022. Our telephone number is 212-848-0253 and our principal website address is www.perfgogreen.com. The information found on or accessible through our website is not part of this prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our consolidated financial statements and the related notes thereto included in those statements, as well as our filings with the Securities and Exchange Commission under the Exchange Act, before you purchase any of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future. If any of the following risks and uncertainties develops into actual events, our business, results of operations of financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

      Investors, prior to making an investment decision, should carefully read all information pertaining to the Company and consider, along with other matters referred to herein, the risk factors set forth below, and other information throughout this Registration Statement on Form S-1 before making a decision to purchase securities. You should only purchase securities if you can afford to suffer the loss of your entire investment.

                          RISKS RELATED TO OUR BUSINESS

We have no operating history.

      We have only recently commenced the marketing and sale of our biodegradable plastic products. Prospective investors in our securities have no operating history on which to base an evaluation of our future performance. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new or rapidly evolving markets. Although we believe that we have developed a model that will be successful, there can be no assurance that we will be able to achieve or sustain profitability, or generate sufficient cash flow to meet our capital and operating expense obligations. As a result, you could lose your entire investment.

We are dependent on our relationship with Spectrum and if that relationship were terminated, the Company's business, financial condition and results of operations would be materially adversely affected.

      We do not own the intellectual property which makes our products biodegradable. We have established a working relationship with Spectrum Bags, Incorporated ("Spectrum"), a division of IPS Industries, Inc., the exclusive manufacturing and distribution partner for our plastic products. Spectrum has a licensing agreement with EPI Environmental Technologies, Inc. ("EPI"). EPI holds the patent for TDPA, the chemical additive which we believe, based on environmental claims statements published by EPI, makes our plastic products 100% biodegradable in conjunction with the Spectrum process. Spectrum has developed the process under which TDPA is utilized to make our products biodegradable. This process is Spectrum Plastic's trade secret. Our agreement with Spectrum allows us to market and sell our biodegradable plastic products utilizing TDPA. In the event of the termination of the agreement with Spectrum, we would be required to find a new manufacturer and distributor. We would also be required to develop a relationship with EPI in order to continue to utilize TDPA or find a replacement product. There is no assurance that we would successfully locate a replacement for Spectrum or EPI or that such replacement entities are capable of producing products which make the quality of those produced by Spectrum or EPI. The loss of our relationship with Spectrum or Spectrum's license to use TDPA would have a material adverse effect on our business, financial condition and results of operations.

We have not performed any independent testing of the biodegradability of our plastic products.

      The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts the process by using recycled plastic and then combines it with TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. Based solely on EPI's environmental claims relating to the degradability of TDPA, we believe our plastic products will biodegrade when discarded in soil in the presence of microorganisms, moisture and oxygen decomposing into simple materials found in nature and will be degradable. We have not independently verified EPI's claims nor have we tested the effect, if any, of Spectrum Plastic's process on the biodegradability of our plastic products. There can be no assurance that our plastic products will achieve our expected result. In the event our products do not conform to EPI's claims regarding degradability, our business, financial condition and results of operations would be materially adversely affected.

We may be unable to manage our growth.

      We are planning for rapid growth and intend to aggressively build our Company. The growth in the size and geographic range of our business will place significant demands on management and our operating systems. Our ability to manage our growth effectively will depend on our ability to attract additional management personnel; to develop and improve our operating systems; to hire, train, and manage an employee base; and to maintain adequate service capacity. Additionally, the proposed rapid roll-out of our products and operations may require hiring additional management personnel to oversee procurement and materials management duties. We will also be required to rapidly expand our operating systems and processes in order to support the projected increase in product applications and demand. There can be no assurance that we will be able to effectively manage growth and build the infrastructure necessary to achieve its rapid roll-out plan.

Our success depends on our ability to retain our key personnel.

      Our present and future performance will depend on the continued service of our senior management personnel, key sales personnel, and consultants. Our key employees include Anthony Tracy, our Chairman and Chief Executive Officer, Michael Caridi, our Chief Operating Officer, Linda Daniels, our Chief Marketing Officer, and Arthur Stewart, our Chief Financial Officer. The loss of the services of any of these individuals could have an adverse effect on us. We currently have three-year employment agreements with Mr. Tracy, Mr. Caridi and Ms. Daniels. We do not maintain any key man life insurance on any of our key personnel.

The commercial success of our business depends on the widespread market acceptance of plastics manufactured with TDPA, the chemical additive which makes our plastic products 100% biodegradable and if we are unable to generate interest in plastic products produced with TDPA, we will be unable to generate sales and we will be forced to cease operations.

      The market for biodegradable plastics produced with TDPA is still developing. Our success will depend on consumer acceptance of plastics produced with TDPA. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our product in the plastics market. The standard plastics market sector is well established with entrenched and well-capitalized competitors with whom we must compete. Achieving widespread market acceptance for these products will require substantial marketing efforts and the expenditure of sufficient resources to create brand recognition and customer demand and to cause potential customers to consider the potential benefits of the Company's products as against the traditional products to which they have long been accustomed. Moreover, we have limited marketing capabilities and resources. To date, substantially all of our marketing activities have been conducted by members of management. The prospects for our product line will be largely dependent upon our ability to achieve market penetration for such products. Achieving market penetration will require sufficient efforts by the Company to create awareness of and demand for our products. The Company's ability to build its customer base will depend in part on our ability to locate, hire and retain sufficient qualified marketing personnel and to fund marketing efforts, including advertising. There can be no assurance that our products will achieve widespread market acceptance or that our marketing efforts will result in profitable operations

We may not be successful in protecting our intellectual property and proprietary rights and we may be required to expend significant amounts of money and time in attempting to protect our intellectual property and proprietary rights and if we are unable to protect our intellectual property and proprietary rights our competitive position in the market could suffer.

      We have obtained a patent to protect our proprietary technologies relating to our unique dispensing system. In addition, we currently hold one registered trademark and have pending six trademark applications and one patent application pertaining to our intellectual property rights. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our patent applications that we may file in the future or for our patent applications we have filed to date, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us, if any, may not afford us any competitive advantage, others may independently develop similar technology and protection of our intellectual property rights may be limited in certain foreign countries. We may be required to expend significant resources to monitor and police our intellectual property rights. Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. We may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.

Although we believe that our products do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

      In the event that products we sell are deemed to infringe upon the patents or other proprietary rights of third parties, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products and services. In such event, we cannot assure you that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, we cannot assure you that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have an adverse effect on our business.

We have not yet commenced full scale production of our biodegradable plastic products and it is possible that some of these products may not perform as well as other biodegradable or conventional plastics.

      Individual products produced with TDPA may not perform as well as other biodegradable or conventional plastic disposables. We are still developing many of our plastic products and we have not yet evaluated the performance of all of them. If our plastic products made with TDPA fail to perform comparably to conventional plastic products or biodegradable plastic products derived from other substances, this could cause consumers to prefer alternative products.

We may not be able to timely fill orders for our products.

      In order for us to successfully market our products, we must be able to timely fill orders for our product line. Our ability to timely meet our supply requirements will depend on numerous factors including our ability to successfully maintain an effective distribution network and to maintain adequate inventories and our ability of the Company's sole supplier to adequately produce the Company's products in volumes sufficient to meet demand. Failure of the Company to adequately supply its products to retailers or of the Company's supplier to adequately produce products to meet demand could materially adversely impact the operations of the Company.

Unavailability of raw materials used to manufacture our products, increases in the price of the raw materials, or the necessity of finding alternative raw materials to use in our products could delay the introduction and market acceptance of our products.

      Our failure to procure adequate supplies of raw materials could delay the commercial introduction or shipment and hinder market acceptance of our biodegradable plastic products. For example, we are dependent upon EPI's ability to maintain readily available supplies of TDPA in commercial quantities. If the supply of TDPA is disrupted, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of TDPA becomes prohibitive.

If the Company's supply chain is disrupted, our financial condition and results of operations could be materially adversely affected.

      We rely on Spectrum for the manufacturing and distributions of our products. The interruption of supply, or a significant increase in the cost of manufacturing for any reason, could have a material adverse effect on our business, financial condition and results of operation. We could be materially and adversely affected should any of Spectrum Plastic's facilities be seriously damaged as a result of a fire, natural disaster or otherwise. Further, we could be materially and adversely affected should Spectrum be subject to adverse market, business or financial conditions.

We may not be able to successfully compete in the environmentally-friendly plastic products market.

      The market for environmentally-friendly plastic products is recent and a rapidly growing segment of the United States economy. Numerous companies similar to us have entered the biodegradable market in the last few years in anticipation of the perceived opportunities surrounding environmentally safe products and as a result the markets for the Company's products are highly competitive. A significant factor in the ability of the Company's consumer products to compete successfully in the market will be its ability to secure and maintain shelf space with major national retail chains. There is no assurance that the Company's business plan to acquire and maintain such shelf space can be successfully implemented. The consumer product industry is highly competitive and the Company will compete with established manufacturers and distributors, many of which will have significantly greater operating history, name recognition and resources than the Company. Other companies and vendors may also enter into competition with the Company as a result of the Company's increased marketing efforts as expected after this Offering is successfully completed. The lack of financial strength of the Company may be a negative factor for the Company's ability to penetrate the home center market even if the Company's products are superior.

We are dependent on third parties to transport our products, so their failure to transport our products could adversely affect our earnings, sales and geographic market.

      We will use third parties for the vast majority of our shipping and transportation needs. If these parties fail to deliver our products in a timely fashion, including due to lack of available trucks or drivers, labor stoppages or if there is an increase in transportation costs, including due to increased fuel costs, it would have a material adverse effect on our earnings and could reduce our sales and geographic market.

Purchasers of our products may assert product liability claims against us, which may materially and adversely affect our financial condition.

      Actual or claimed defects in our products could give rise to product liability claims against us. We might be sued because of injury or death, property damage, loss of production or suspension of operations resulting from actual or claimed defects in our products. Regardless of whether we are ultimately determined to be liable, we might incur significant legal expenses not covered by insurance. In addition, products liability litigation could damage our reputation and impair our ability to market our products. Litigation could also impair our ability to retain products liability insurance or make our insurance more expensive. We currently carry product liability insurance with a liability limit of $2,000,000. Spectrum carries general commercial liability and umbrella liability insurance that covers the products it manufactures with a liability limit of $6,000,000. We could incur product liability claims in excess of this insurance coverage or that are subject to substantial deductibles, or we may incur uninsured product liability costs. If we are subject to an uninsured or inadequately insured products liability claim based on our products, our business, financial condition and results of operations would be adversely affected.

Environmental, health and safety laws regulating the operation of our business could increase the costs of producing our products and expose us to environmental claims.

      Our business is subject to local, state and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of refuse and hazardous materials. Violations of such laws and regulations could lead to substantial fines and penalties. Also, there are risks of substantial costs and liabilities relating to the investigation and remediation of past or present contamination at third-party disposal sites, regardless of fault or the legality of the original activities that led to such contamination. Moreover, future developments, such as changes in laws and regulations, more stringent enforcement or interpretation of laws and regulations, and claims for property damage or personal injury would cause us to incur substantial losses or expenditures. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws, regulations, enforcement proceedings or private claims might have a material adverse effect on our business, results of operations and financial condition. Additionally, we do not maintain insurance against environmental risks. As a result, any claims against us may result in liabilities and costs which we cannot afford, resulting in the failure of our business.

Our Company may become subject to regulation by the U.S. Food and Drug Administration as well as other governmental agencies.

      The manufacture, sale and use of biodegradable plastic products may be subject to regulation by the U.S. Food and Drug Administration (the "FDA") as well as other federal and state agencies. The FDA's regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food and beverage containers are in compliance with FDA regulations if the components used in the food and beverage containers:
(i) are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations; or (ii) are generally recognized as safe for their intended uses and are of suitable purity for those intended uses. We may develop additional products, including food packaging products. The FDA may find that our biodegradable food packaging products are not in compliance with all requirements of the FDA and require additional FDA approval. In addition, other federal and state agencies may impose additional regulatory requirements on our products and business, all of which could have a material adverse affect on our business operations.

Our Company is subject to regulation by the Federal Trade Commission with respect to our environmental marketing claims.

      The Company advertises its products as biodegradable and must conform with the Federal Trade Commission's Guides for the use of Environmental Marketing Claims (the "Guides"). In the event Federal Trade Commission ("FTC") determined that our products are not in compliance with the Guides and applicable State law regulations, the FTC may bring enforcement actions against on the basis that our marketing claims are false or misleading. Such action could have a material adverse affect on our business operations.

The Company is controlled by existing shareholders.

      The Company's officers, directors and principal shareholders and their affiliates own or control a majority of the Company's outstanding common stock. As a result, these shareholders, if acting together, would be able to effectively control matters requiring approval by the shareholders of the Company, including the election of the Company's Board of Directors.

We may not meet our deadlines for registration and effectiveness of a "resale" registration in connection with the Offering.

      Pursuant to terms of the Registration Rights Agreement we entered into in connection with the offering of the Notes and Pipe Warrants to purchase common stock, we have agreed to file a "resale" registration statement with the SEC covering the shares of our common stock underlying the Notes and Warrants within 60 days of the closing of the Share Exchange. We agreed to use our best efforts to ensure that such registration statement is declared effective within 120 days of filing. There can be no assurance we will meet the deadline for effectiveness of the "resale" registration statement. In the event we fail to file the registration statement or go effective within the requisite number of days, we are subject to substantial penalties.

Our certificate of incorporation limits the liability of our directors.

      Our certificate of incorporation limits the personal liability of the director of our Company for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed by Delaware law. Accordingly, except in limited circumstances, our directors will not be liable to us or our stockholders for breach of their duties.

Provisions of our certificate of incorporation, bylaws and Delaware corporate law have anti-takeover effects.

      Some provisions in our certificate of incorporation and bylaws could delay or prevent a change in control of our Company, even if that change might be beneficial to our stockholders. Our certificate of incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our shareholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of our Company and might adversely affect the rights of holders of common stock.

      In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of the Company. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed as beneficial by our stockholders.

                        RISKS RELATED TO OUR COMMON STOCK

Upon consummation of the Share Exchange, we became subject to the liabilities of Perf, both known and unknown.

      Upon consummation of the Share Exchange, we became subject to all liabilities, claims and obligations of Perf-Go Green, both known and unknown. It is possible Perf-Go Green is subject to certain liabilities, claims and obligations unknown to us. If we are subject to any such liabilities or obligations, our business, financial condition and results of operations could be materially and adversely affected.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

      We became a public company and subject to the applicable reporting requirements under the securities laws upon consummation of the Share Exchange. Our management team has had very limited public company management experience or responsibilities. This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our internal financial reporting procedures are still being developed and we will need to allocate significant resources to meet applicable internal financial reporting standards.

      As a public company we will be required to adopt disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

      These efforts require significant time and resources. If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles and to comply with our SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with
Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

      We became subject to Section 404 of the Sarbanes-Oxley Act of 2002 upon consummation of the Share Exchange. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. Commencing with our fiscal year ending March 31, 2009, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 5 ("AS 5") which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

      During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404 and AS5. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with
Section 404. Failure to achieve and maintain an effective internal controls could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

There are additional requirements and costs associated with becoming a public company which may prove to be burdensome, especially for a smaller public company.

      As a result of the Share Exchange, we became subject to the information and reporting requirements of the U.S. securities laws, including the Sarbanes-Oxley Act. The U.S. securities laws require, among other things, review, audit and public reporting of our financial results, business activities, adequacy of controls and other matters. We cannot assure you that we will be able to comply with all of these requirements. Our cost of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if it had remained privately-held and the Share Exchange had not been consummated. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the securities issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional consultants and professionals. Our failure to comply with U.S. securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our securities and the ability of our stockholders to resell their securities.

We became public through the Share Exchange and we may not be able to attract the attention of major brokerage firms.

      Additional risks are associated with our Company becoming public through the Share Exchange. For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. In addition, even if we should so desire, we cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

Affiliates of our Placement Agent are also shareholders of the Company, and consequently, may have interests which differ from those of our Company.

      Two affiliates of the Placement Agent are stockholders of the Company. These affiliates may possess several conflicts of interest, including but not limited to, having investment objectives which differ from those of investors in the Offering, holding periods or rights that differ from investors, potentially different returns from investors in the Offering, among several other factors. Investors should carefully evaluate these and other potential conflicts of interest prior to determining whether to invest in the Company.

There will be a limited trading market for our common stock.

      It is anticipated that there will be a limited trading market for the Company's common stock on the OTC-BB. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of our common stock. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

      The Company's common stock may not be actively traded, and the bid and asked prices for our common stock on the OTC-BB may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

      The market price of the Company's common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

o dilution caused by our issuance of additional shares of common stock and other forms of equity securities in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

o announcements of new acquisitions or other business initiatives by our competitors;

o our ability to take advantage of new acquisitions or other business initiatives;

o     fluctuations in revenue from our biodegradable plastics products;

o changes in the market for biodegradable plastics products and/or in the capital markets generally;

o changes in the demand for biodegradable plastics products, including changes resulting from the introduction or expansion of new biodegradable products;

o     quarterly variations in our revenues and operating expenses;

o changes in the valuation of similarly situated companies, both in our industry and in other industries;

o changes in analysts' estimates affecting our Company, our competitors and/or our industry;

o changes in the accounting methods used in or otherwise affecting our industry;

o     additions and departures of key personnel;

o announcements of technological innovations or new products available to the our industry;

o announcements by relevant governments pertaining to incentives for biodegradable product development programs;

o fluctuations in interest rates and the availability of capital in the capital markets; and

o significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in the Offering and/or future investors in future offerings we expect to make to raise additional capital.

      These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

      Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

      We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Investors will experience dilution upon the exercise of options.

      We have adopted an equity incentive plan pursuant to which we, in the discretion of our Board of Directors, will be able to issue shares of restricted stock and options, which if exercised, could decrease the net tangible book value of your common stock, in the aggregate of 10,000,000 shares.

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholder.

In connection with the Offering, at June 30, 2008, approximately 31,343,999 million shares of our common stock were reserved for issuance, which equals 130% of the maximum shares of our common stock issuable upon exercise or conversion (before adjustment as permitted) of the following securities: (i) 13,992,333 million shares of common stock issuable upon conversion of the Notes, and payment of interest thereron and (ii) 17,350,666 million shares of common stock issuable (before adjustment as permitted) upon exercise in full of the Warrants issued to the holders of the Notes, certain other investors and the placement agent (without regard to any limitations on exercise). The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

The conversion ratio of the Notes and the exercise price of the Warrants may be substantially below the market price of our stock at the time of exercise.

The Notes are currently convertible into our common stock at a fixed ratio of $0.75 per share. The Pipe Warrants and 2007 Warrants issued are exercisable at a fixed exercise price of $1.00 per share. Subject to certain exceptions, these conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current conversion ratio or exercise price. Conversion of the notes or exercise of the warrants is only likely to occur at such time as the conversion ratio or exercise price, as the case may be, is lower than the current market price for our common stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

Directors and officers of the Company have a high concentration of common stock ownership.

      Based on the 32,279,470 shares of common stock outstanding, our officers and directors own approximately 16,844,681 shares, or 52.2% of our outstanding common stock. This number does not include 7,660,000 shares issuable upon the exercise of options (both vested and unvested). Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company. Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company's board of directors and the outcome of actions brought to our shareholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Applicable SEC rules governing the trading of "penny stocks" limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

      Shares of common stock may be considered a "penny stock" and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from sales of shares of commons tock by the Selling Stockholders. We will receive proceeds from the exercise, if any, of the Warrants. We intend to use the proceeds from the exercise of the Warrants, if any, for working capital and other general corporate purposes. We will have broad discretion as to the use of these proceeds.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders will determine the price at which they may sell our common stock covered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

                              SELLING STOCKHOLDERS

      This prospectus covers shares of our common stock, including shares of our common stock underlying the Notes and Warrants sold in the Offering, shares of our common stock underlying the 2007 Warrants, shares of the Company's Common Stock currently issued to certain Selling Stockholders who purchased the Bridge Shares and Bridge Warrants. The Selling Stockholders may from time to time offer and sell under this prospectus any or all of the shares of our common stock listed opposite each of their names below. We are registering for resale the shares of our common stock described in the table below.

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholders as of August 11, 2008, assuming conversion of all the Notes, including the remaining interest due thereon through maturity and exercise of all the Warrants by the Selling Stockholders. Except as set forth below, the Selling Stockholders do not, or within the past three years have not had, any position, office or other material relationship with us. Certain Selling Stockholders may be deemed "underwriters" as defined in the Securities Act. Any profits realized by the Selling Stockholders may be deemed underwriting commissions. Following the offering, and assuming all of the Shares offered by the Selling Stockholders have been sold, the Selling Stockholders will not beneficially own any of our Common Stock, except as noted below. The term "Selling Stockholder" includes the person listed below and their respective transferees, pledgees, donees, or other successors.

                                                             Shares Beneficially                      Shares Being
                                                                Owned Prior to                         Registered
                                                                  Offering (1)                        for Sale (2)
                                                                  ------------                        ------------
Name of Selling Stockholder:                            Number                   Percent
                                                        ------                   -------
Dr. Eric Sadah & Mrs. Mikal Dror                       151,870                          *                  151,870
Frank Appel                                             75,935                          *                   75,935
Michael Bartlett                                        75,935                          *                   75,935
Grant Beglan                                           151,870                          *                  151,870
Craig Best                                             151,870                          *                  151,870
James Colthurst                                        151,870                          *                  151,870
Raymond Hipkin                                         151,870                          *                  151,870
Richard Olson                                          303,741                          *                  303,741
Bhansali Equities                                    1,518,704                      4.49%                1,518,704
Joe Dietsch                                             76,667                          *                   76,667
Allan and Jolaine Cage                                  75,935                          *                   75,935
Brian Lambert                                           75,935                          *                   75,935
Robert Stecz                                           303,741                          *                  303,741
Duncan Scott                                            75,935                          *                   75,935
E.G.G., Inc. Pension Plan                              303,741                          *                  303,741
Brokerage Services Pension Trust                       303,741                          *                  303,741
Whalehaven Capital Fund Limited                        920,000                      2.77%                  920,000
Brio Capital L.P.                                      383,333                      1.17%                  383,333
Excalibur Special Opportunity Fund                     690,000                      2.09%                  690,000
Castlerigg Master Investments Ltd.                   7,666,667                     19.19%                7,666,667
Semper Gestion SA                                    4,556,111                     12.37%                4,556,111
Rig Fund II A, Ltd.                                  3,000,000                        17%                3,000,000
Guy Phillippe Bertin                                   200,000                       1.2%                  200,000
E&P Fund, Ltd.                                       1,000,000                         6%                1,000,000
Bessie Weiss Family Partnership LP                     204,548                          *                  204,548
Jack Rhine                                             205,770                          *                  205,770
Dennis Hasher                                          616,626                      1.87%                  616,626
The Quercus Trust                                      823,077                      2.49%                  823,077
Harold Crowley                                         205,087                          *                  205,087
Erno Bodek                                             205,087                          *                  205,087
Eliezer Heilbrun                                       204,548                          *                  204,548
Richard and Joan Brown                                 410,175                          *                  410,175
Norman Rothstein                                       204,548                          *                  204,548

----------
*     Less than 1% of the outstanding Shares of common stock.
(1) We have no assurance that the Selling Stockholders will sell any of the Shares registered pursuant to the registration statement of which this prospectus forms a part.
(2) The number of Shares that may be sold by each Selling Stockholder include Shares issuable upon the exercise of the Notes and the Warrants.
(3) The percentages shown include the shares issuable upon conversion of the Notes and Warrants as well as the Interest Shares, where applicable.

                          REGISTRATION RIGHTS AGREEMENT

      The Company entered into a Registration Rights Agreement with the holders of certain Convertible Promissory Notes and Warrants to purchase common stock. As a result, the Company has an obligation to prepare and file with the SEC within 60 calendar days of the date of the agreement a registration statement to register the common stock underlying the Notes and the Warrants. The Company also agreed to reimburse investors holding $2,000,000 or more in Notes for certain expenses incurred in connection with their review of such registration statements. In the event the Company fails to meet such filing deadlines, the Company shall pay each holder as liquidated damages 1.25% of the aggregate purchase price paid by such holder and shall pay each holder such amount on a monthly basis until such failure is cured. In no event shall such liquidated damages exceed 15% of the aggregate subscription amount paid by the investor.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder of Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on the OTC-BB or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

            o broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

            o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

            o     a combination of any such methods of sale; or

            o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

      In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

      We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

                                 DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends if, and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

      Some of the statements contained in this Registration Statement on Form S-1 that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement on Form S-1, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

      All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

      Overview

Background and History; Share Exchange

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the "Company") was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement (the "Share Exchange") with Perf-Go Green, Inc. ("Perf-Go Green"), a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a "C" corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the "Common Stock") to the Perf-Go Green stockholders resulting in a change in control of the Company with Perf-Go Green stockholders owning approximately 65% out of a total of 32,279,470 of the Company's outstanding common stock at the date of the Share Exchange. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

The accounting for the Share Exchange, commonly called a reverse acquisition, calls for Perf-Go Green, to be treated as the accounting acquirer. The acquired assets and assumed liabilities of the Company were carried forward at their historical values, which approximated fair value. Perf-Go Green's historical financial statements, after the restatement discussed in Note 11 to the unaudited condensed consolidated financial statements, are carried forward as those of the combined entity. The common stock and per share amounts have been retroactively restated the earliest period presented to reflect the Share Exchange.

Business, Products and Plans

The Company is focused on the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the environment. The Company believes that its plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. Based solely on environmental claims made by the Company that manufactures a oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. All of the Company's products incorporate recycled plastic. The Company's products make important strides towards the reduction of plastic from the environment.

We have partnered with Spectrum Bags, Incorporated, a division of IPS Industries, Inc. ("Spectrum"), a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. The Company's President, Ben Tran, is a director of our Company and shares in one of the patents on our handle tie-bags. Our products use an oxo-biodegradable plastic additive licensed to Spectrum by a supplier to speed biodegradation and we believe, based on that supplier's environmental claims that our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be 100% degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

During 2008, we intend to launch and market six (6) prominent plastic product categories including: thirteen gallon, tall kitchen garbage bags; thirty gallon garage, lawn and leaf garbage bags; commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches); kitty litter liner bags (three sizes); Doggie Duty(TM)Bags; and 10 foot by 20 foot plastic drop cloths. We anticipate the sale and distribution of our initial product offering, the thirteen-gallon tall kitchen trash bags, will begin in the third quarter of calendar 2008. The Company has secured placement and premier featuring and exposure with "brand-making" retailers such as Amazon.com and Drugstore.com, Bashes Family of Stores and Walgreens drug stores. In addition, we are in contact and in negotiations with a number of other named brand retailers.

We are implementing a major business to business/business to government strategy for our commercial line of trash bags and retail check out bags. SOHO Partnership in New York City, CEDA in Cooks County and the Parks Department of Stamford, Connecticut are recently added customers.

We intend to deliver brand building messages through several marketing and advertising vehicles, including television, radio, national print, online marketing and search engine optimization, and retail store promotions. Our products were showcased at the Chicago International Housewares Show held March 16th through March 18th. 22,000 buyers from around the world attended this event. Our product received national attention by television networks and other media outlets as a "Hot New Household Product." Our product was awarded as a Design Defined Honoree for 2008 at the show. Additionally, we signed thirteen representative firms that give will us reach to major national retailers in the U.S. and Canada.

The Company's activities have included capital raising to support its business plan, recruiting board and management personnel, establishing sources of supply and customer relationships.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting By Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies. While we have raised a significant amount of financing in connection with the Share Exchange, our operations are unproven and therefore it is not certain that we will have sufficient cash to continue our activities for the coming twelve months. We currently do not have any commitments for new funding.

Recent Financings

The Company completed the following financings during the period from November 15, 2007 (inception) to June 30, 2008:

Equity Financing - In December 2007, Perf-Go Green Holdings, Inc. raised $2,100,000 in proceeds in the private placement of 2,100,000 common shares and warrants to purchase 4,200,000 shares of the Company's common stock as described in Note 7 to unaudited condensed consolidated financial statements. In June 2008, the warrants were reissued to conform to the same terms as the Warrants in the Convertible Debenture and Warrants financing described below and in Note 6 to the unaudited condensed consolidated financial statements.

Bridge Notes and Warrants - In January and February 2008, Perf-Go Green, Inc. raised an aggregate $750,000 proceeds through the sale of secured convertible notes ("Bridge Notes") together with warrants to purchase 1,500,000 shares of the Company's common stock. The Bridge Notes, together with approximately $11,000 of accrued interest, were converted into 1,579,466 shares of the Company's common stock in March 2008 as further described further in Note 7 to the unaudited condensed consolidated financial statements.

Convertible Debentures and Warrants - In connection with the Share Exchange, on May 13, 2008 and June 10, 2008, the Company raised an aggregate $5,950,000 proceeds a private placement of its senior secured convertible debentures in the principal amount of $5,950,000 and warrants to purchase 7,933,333 shares (subject to adjustment) of the Company's common stock as described further in
Note 6 to the unaudited condensed consolidated financial statements.

Because of the features of the Convertible Debentures and Warrants and the warrants that were re-issued in May 2008 to the December 2007 equity investors, together with certain placement agent warrants all as discussed in Notes 6 and 7 to the unaudited condensed consolidated financial statements, these instruments are considered derivative liabilities and are marked-to-market each reporting period.

      Financial Condition, Liquidity and Capital Resources -

As indicated in the accompanying unaudited condensed consolidated financial statements, at June 30, 2008, the Company had approximately $5,280,000 in cash and approximately $24,256,000 in negative working capital and a stockholders' deficit of approximately $22,357,000. A significant portion of the Company's liabilities are derivative liabilities which are further described in Note 6. The Company would be unable to satisfy the cash settlement liability associated with its derivative liabilities.

For the three months ended June 30, 2008, the Company had a loss from operations of approximately $10,815,000 and a net loss of approximately $32,851,000 and utilized approximately $2,094,000 of cash in operating activities. Further, development stage losses are continuing subsequent to June 30, 2008. We anticipate that we will continue to generate significant losses from operations for the near future. These conditions raise substantial doubt about our ability to continue as a going concern.

The Company's plan to deal with this uncertainty is to commence revenue activity in the second half of calendar 2008. The Company's cash flow projections indicate that projected revenues will be sufficient to fund operations over the coming twelve months. However, as a development stage enterprise, the Company's ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. As such, there can be no assurance that management's plans to generate revenue in order to sustain our operations over the coming twelve months can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

We currently have no material commitments for capital expenditures.

      Results of Operations -

For the three months ended June 30, 2008 and for the period from November 15, 2007 (inception) to June 30, 2008

We began operations on November 15, 2007 and are a development stage company. Our activities during the development stage have included primarily capital raising (resulting in the debt and equity-based financing described in Recent Financings above), development and marketing of our biodegradable plastic products, development of mass market product distribution networks for the intended distribution of the products, recruiting personnel and beginning the development of an infrastructure to support the planned business. As the Company is devoting its efforts to product development, marketing and distribution, there has been no revenue generated from sales as of the date of this report.

Our results of operations for the three months ended June 30, 2008 and for the period from November 15, 2007 (inception) to June 30, 2008 are as follows:

                                                        November 15,
                                      Three months          2007
                                          ended        (inception) to
                                      June 30, 2008     June 30, 2008
                                      -------------    --------------

            Revenues                   $     1,000       $     1,000
                                       -----------------------------
            Loss from operations        10,815,000        11,442,000
                                       -----------------------------
            Other expense               22,037,000        22,835,000
                                       -----------------------------
            Net loss                   $32,851,000       $34,276,000
                                       -----------------------------

Revenues in the three months ended June 30, 2008 and for the period from November 15, 2007 to June 30, 2008 consist of initial sales at Amazon.com and sales to a municipality. The Company expects to commence more substantial revenue activity in approximately September 2008 as product that has been ordered becomes available to ship to our initial customers including retailers Walgreens and Bashas' as well as internet retailers Amazon.com and Drugstore.com.

Loss from operations is driven by general and administrative costs of approximately $10,814,000 for the three months ended June 30, 2008 and $11,441,000 for the period from November 15, 2007 (inception) to June 30, 2008. Included in general and administrative costs for the both the three months ended June 30, 2008 and for the period from November 15, 2007 (inception) to June 30, 2008 are non-cash charges for stock compensation aggregating approximately $9,032,000 including stock compensation for directors (approximately $4,100,000), employees (approximately $2,203,000) and consultants, primarily an investor relations consultant, (approximately $2,729,000). The large amount of stock compensation results from the number of options and shares granted as well as the fact that options to purchase approximately 2,843,600 shares contain immediate vesting provisions and therefore are expensed in full at inception (approximately $6,180,000). However, we have an ongoing cost for stock compensation relative to (a) the vesting of options and warrants already granted to purchase approximately 4,250,000 shares, (b) our commitment to make monthly share grants to certain employees and consultants and (c) the vesting of options and warrants for any new grants. The cost of the ongoing vesting of options already granted is expected to be approximately $2,200,000 per quarter. The cost of our commitment to make monthly share grants will be variable based upon the share price at the end of each month of service and therefore is not known at this time.

The remaining operating expenses, approximately $1,783,000 for the three months ended June 30, 2008 and approximately $ 2,409,000 for the period from November 15, 2007 (inception) to June 30, 2008, include the following:

                                                                   November 15,
                                                   Three months         2007
                                                      ended       (inception) to
                                                  June 30, 2008    June 30, 2008
                                                  -------------   --------------

Investor and public relations                       $  829,000      $  852,000
                                                    --------------------------
Human resources                                        201,000         333,000
                                                    --------------------------
Legal and professional                                 204,000         350,000
                                                    --------------------------
Marketing and related                                  278,000         520,000
                                                    --------------------------
Travel and related                                     121,000         166,000
                                                    --------------------------
Occupancy, communications, and all other, net          150,000         188,000
                                                    --------------------------
     Total other operating costs                    $1,783,000      $2,409,000
                                                    ==========================

We expect that our operating expenses will continue to increase in subsequent quarters as we focus our attention on product introduction and marketing, investor and public relations and investments in our operating infrastructure.

Other expense includes the following:

                                                                  November 15,
                                                Three months           2007
                                                   ended         (inception) to
                                               June 30, 2008      June 30, 2008
                                               -------------     --------------

Derivative liability expense at inception       $ 26,310,000      $ 26,310,000
                                                ------------------------------
Change in value of derivative liability           (5,439,000)       (5,439,000)
                                                ------------------------------
Damages accrued under registration rights
agreement                                            893,000           893,000
                                                ------------------------------
Amortization of debt discount                        179,000           179,000
                                                ------------------------------
Interest expense and amortization                    105,000           852,000
                                                ------------------------------
Interest income                                      (11,000)          (11,000)
                                                ------------------------------
     Total other expense                        $ 22,036,000      $ 22,835,000
                                                ==============================

Derivatives - As discussed further in Notes 6 and 7 to the unaudited condensed consolidated financial statements, the Company issued Convertible Debentures and Warrants which contain features that have variability in the conversion or exercise price and, with respect to the Warrants, contain a settlement in cash feature if sufficient registered shares cannot be delivered upon exercise of the Warrant. As such, these instruments are accounted for as Derivative liabilities. In addition, warrants issued to a placement agent, and warrants that were issue to replace warrants issued to investors in the December 2007 equity financings, have the same features and are also accounted for as derivative liabilities. Derivative liability expense for beneficial conversion feature of convertible debt, warrants and other warrants of approximately $26,310,000 results from the fair value of these derivative instruments, less the amount allocated to the related convertible debt as debt discount ($5,950,000), at inception. The Company computed the fair value of its derivative instruments at inception by using a Black Scholes calculation assuming a risk free rate of return of 2.7 - 3.2%, expected volatility of 93% and expected life of the conversion feature (three years) and the Warrants (five years) and the quoted market price of the Company's stock on the day of the measurement. Fair value accounting requires that these derivative liabilities be marked-to-market at each reporting period and therefore, since the underlying market price of the stock generally decreased from inception to June 30, 2008, the Company recorded other income for the aggregate change in value of these derivative liabilities of approximately $5,439,000. Each reporting period, a charge or credit will be recorded for the change in fair value these derivative liabilities.

Registration rights - Under a registration rights agreement, the common stock underlying the conversion feature of the Convertible Debentures and the Warrants is required to be registered. The Company can be assessed liquidated damages, as defined in the related agreements, for the failure to file a registration statement in a certain timeframe or for the failure to obtain or maintain effectiveness of such registration statement. Such penalties are generally limited to approximately $893,000 in the aggregate. Because obtaining effectiveness of the registration statement is not within the Company's control, the Company has concluded to record a liability for approximately $893,000 representing the liquidated damages that may be assessed if the Company fails to satisfy its registration obligations. If the Company's registration statement is ultimately declared effective, such liability would be reversed in the period that the determination of effectiveness is resolved.

Interest expense and amortization of debt discount - Interest expense on the Convertible Debentures accrues at approximately $149,000 per quarter beginning in May 2008. The amortization of debt discount represents the amortization of the entire proceeds, $5,950,000 of the Convertible Debentures and Warrants, which was allocated to debt discount, over the three year life of the Convertible Debentures at the rate of approximately $496,000 per quarter beginning in May 2008.

Interest income - Consists of interest earned on bank deposits and deposits in an institutional money market fund with a broker-dealer.

For the period from November 15, 2007 (inception) to June 30, 2007

Revenues

We are a start-up company and have not generated or realized any revenues from our business operations for the period from inception through March 31, 2008. We have incurred a net loss of $755,715.

Operating Expenses

For the period November 15, 2007 (date of inception) through March 31, 2008, our total operating expenses were $627,025. The total operating expenses consists of those of a development stage company, including debt and equity-based financing, product design costs, marketing and distribution costs. Our greatest costs for the period reported are packaging and design expenses, which totaled $150,019.

Contractual Arrangements

Significant contractual obligations as of June 30, 2008 are as follows:

                                                                    Amount Due in
                                ---------------    ---------------------------------------------------------------
                                                    Less than 1        1 to 3           4 to 5         More than 5
      Type of Obligation        Total Obligation        year            years            years            years
                                ----------------    -----------      -----------      -----------      -----------
Convertible Debentures (1) ..      $ 5,950,000      $        --      $ 5,950,000      $        --      $        --
Derivative liabilities (2) ..       28,694,000       28,694,000               --               --               --
Employment contracts (3) ....        2,381,000          791,000        1,591,000
                                   -----------      -----------      -----------      -----------      -----------
     Total ..................      $37,025,000      $29,485,000      $ 7,541,000      $        --                $
                                   ===========      ===========      ===========      ===========      ===========

(1) See Note 6 to unaudited condensed consolidated financial statements for additional information.
(2) See Note 7 to unaudited condensed consolidated financial statements for additional information.
(3) See Note 11 to unaudited condensed consolidated financial statements for additional information. Amounts include annual increases but not annual bonus eligibility.

Off Balance Sheet Arrangements

The Company has no material off balance sheet arrangements that are likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Critical Accounting Principles -

We have identified critical accounting principles that affect our condenses consolidated financial statements by considering accounting policies that involve the most complex or subjective decisions or assessments as well as considering newly adopted principals. They are:

Use of Estimates, Going Concern Consideration - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Among the estimates we have made in the preparation of the financial statements is an estimate of our projected revenues, expenses and cash flows in making the disclosures about our liquidity in this report. As a development stage company, many variables may affect our estimates of cash flows that could materially alter our view of our liquidity and capital requirements as our business develops. Our unaudited condensed consolidated financial statements have been prepared assuming we are a "going concern". No adjustment has been made in the unaudited condensed consolidated financial statements which could result should we be unable to continue as a going concern.

Share-Based Payments - We follow SFAS 123(R), "Share-Based Payment" which establishes standards for share-based transactions in which an entity receives employee's or consultants services for (a) equity instruments of the entity, such as stock options or warrants, or (b) liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123(R) requires that we expense the fair value of stock options and similar awards, as measured on the awards' grant date. SFAS 123(R) applies to all awards granted after the date of adoption, and to awards modified, repurchased or cancelled after that date.

We estimate the value of stock option awards on the date of grant using the Black-Scholes option-pricing model (the "Black-Scholes model"). The determination of the fair value of share-based payment awards on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, expected term, risk-free interest rate, expected dividends and expected forfeiture rates.

If factors change and we employ different assumptions in the application of SFAS 123(R) in future periods, the compensation expense that we record under SFAS 123(R) may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation under SFAS 123(R). Consequently, there is a risk that our estimates of the fair values of our share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Employee stock options may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements. During the three months ended June 30, 2008, we do not believe that reasonable changes in the projections would have had a material effect on share-based compensation expense.

The guidance in SFAS 123(R) and Securities and Exchange Commission's Staff Accounting Bulletin No. 107 and 110 is relatively new, and best practices are not well established. There are significant differences among valuation models, and there is a possibility that we will adopt a different valuation model in the future. Theoretical valuation models are evolving and may result in lower or higher fair value estimates for share-based compensation. The timing, readiness, adoption, general acceptance, reliability and testing of these methods is uncertain. Sophisticated mathematical models may require voluminous historical information, modeling expertise, financial analyses, correlation analyses, integrated software and databases, consulting fees, customization and testing for adequacy of internal controls. The uncertainties and costs of these extensive valuation efforts may outweigh the benefits to investors.

Derivative liabilities - SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In addition, freestanding derivative instruments such as certain warrants are also derivative liabilities. We estimate the fair value of these instruments using the Black-Scholes option pricing model which takes into account a variety of factors, including historical stock price volatility, risk-free interest rates, remaining term and the closing price of our common stock. Changes in the assumptions used to estimate the fair value of these derivative instruments could result in a material change in the fair value of the instruments. Although we believe the assumptions used to estimate the fair values of the warrants are reasonable, we cannot assure the accuracy of the assumptions or estimates. Derivative liabilities are recorded at fair value at inception and then are adjusted to reflect fair value as at each period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

At June 30, 2008, we had four such derivative instruments principally related to our issuance of Convertible Debentures and Warrants as discussed further in Notes 6 and 7 to the unaudited condensed consolidated financial statements. The Convertible Debentures and Warrants have features which make their conversion or exercise price variable and the Warrants contain provisions calling for cash settlement in certain circumstances. Such derivatives had an aggregate fair value at inception of approximately $32,220,000, after reflecting $5,950,000 as debt discount. At June 30, 2008, we re-measured the fair value of such derivative instruments and recorded a reduction of our derivative liabilities of approximately $7,490,000 bringing the resulting derivative liabilities to approximately $24,730,000.

Recent Accounting Pronouncements

Effective April 1, 2008, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 157, Fair Value Measurement ("SFAS 157"), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, Effective Date f FASB Statement No. 157, the Company elected to defer implementation of SFAS 157 as it relates to our non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until April 1, 2009. The Company is evaluating the impact, if any, this Standard will have on our consolidated non-financial assets and liabilities.

SFAS 157 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. SFAS 157 establishes a three tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. SFAS 157 requires the Company to maximize the use of observable inputs and to minimize the use of unobservable inputs in making fair value judgments.

The Company's financial assets and liabilities measured at fair value on a recurring basis include those securities classified as cash and cash equivalents on the unaudited condensed consolidated balance sheet. All securities owned are valued under the first tier of the hierarchy where the assets are measured using quoted prices in active markets.

On April 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." The adoption of SFAS No. 159 did not have any material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The Company's adoption of SFAS No. 160 on April 1, 2008 did not have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No 141R, "Business Combinations" ("SFAS 141R"). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in the fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a "plain vanilla" option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities--An Amendment of FASB Statement No. 133." ("SFAS 161"). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity's use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

Currently, we have no exposure to foreign currency risk as all our sales transactions, assets and liabilities are denominated in the U.S. dollar.

Interest Rate Risk

Our exposure to interest rate risk is limited to interest earned from our money market accounts and our interest expense on short-term and long-term borrowings. Currently, this exposure is not significant. Substantial increases in short-term and long-term borrowings to fund growth or make investments, combined with actual changes in interest rates could adversely affect our future results of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      We dismissed Webb & Company, P.A. ("Webb") as our principal accountant and we appointed Berman & Company, P.A. ("Berman") as our new independent registered public accounting firm on May 13, 2008. Webb's report on our financial statements for fiscal year 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

      During fiscal year 2007, and the subsequent interim period through May 13, 2008, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Webb, would have caused them to made reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

      We engaged Berman as our new independent registered public accounting firm as of May 13, 2008. During fiscal year 2007, and the subsequent interim period through May 13, 2008, we nor anyone on our behalf engaged Berman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event," both as such terms are defined in
Item 304 of Regulation S-K.

                                  OUR BUSINESS

      Our executive office is located at 645 Fifth Avenue, 8th Floor, New York, New York 10022. Our telephone number is (212) 848-0253. We maintain an Internet Website at www.perfgogreen.com. Information contained on its Internet Website is for informational purposes only and is not part of this Registration Statement on Form S-1.

      Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the "Company") was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

      On May 13, 2008, the Company entered into a Share Exchange Agreement with Perf-Go Green, Inc., ("Perf Go Green") a privately-owned Delaware corporation and its shareholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a "C" corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the "Common Stock") to the Perf-Go Green. shareholders resulting in a change in control of the Company with Perf-Go Green Shareholders owning approximately 65% of the Company's common stock. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

      Our objective is to create an environmentally friendly "green" company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the world environment. Based solely on environmental claims statements made by EPI Environmental Technologies, Inc. ("EPI"), the Company that manufactures TDPA, an oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. All of our products incorporate recycled plastic. Our products make important strides towards the reduction of plastic from the environment.

      We have partnered with Spectrum, a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. With its headquarters located in Cerritos, California, Spectrum's revenues exceed $250,000,000 in the United States. Spectrum's owner and President, Ben Tran, is one of our directors and shares in one of the patents on our handle tie-bags.

      The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts by using recycled plastic and combines it with TDPA. Spectrum has been issued a license by EPI to use TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. As a result of this process, we believe, based on EPI's environmental claims relating to TDPA, our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

      During 2008, we intend to launch and market six (6) prominent plastic product categories:

o     Thirteen gallon, extra tall kitchen garbage bags (launched)

o     Thirty gallon garage, lawn and leaf garbage bags

o Commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches.)

o     Kitty litter liner bags (three sizes)

o     10 foot by 20 foot plastic drop cloths

o     Doggie Duty(TM) Bags

      The sale and distribution of our initial product offering, the thirteen gallon extra tall kitchen trash bags, began in the third quarter of 2008. We believe that we are the first company to mass-market biodegradable trash bags and other plastic products.

The Market Place and Opportunity

      The need to control and shrink plastic waste worldwide presents a compelling challenge. According to a recycling study conducted by the University of Oregon, over 16 million tons of plastic waste is generated annually in the U.S. Only 2.2% of all plastics are currently recycled with the other 97.8% ending up in landfills. These plastic products can take up to 1000 years to breakdown. In the U.S., 18 billion disposable diapers end up in landfills each year. These diapers take about 500 years to breakdown. An estimated 500 billion to one trillion new plastic bags are used annually; this breaks down to more than one million plastic bags a minute.

      The number of Americans seeking green products stands at approximately 30 million today and that number is increasing. U.S. consumers continue to demonstrate a growing appetite for natural and organic products, as manufacturers and retailers expand into new and nontraditional areas and increase their offerings. Total sales for the natural and organic industry increased by fifty six (56%) percent between 2002 and 2006. The opportunity exists to boldly mass market biodegradable plastic products to the consumers seeking green products.

      Todd Woody of the Green Wombat reported, since April 2007, Wal-Mart has tracked purchases of five eco-oriented products to measure its 180 million customers' attitudes toward buying green products. The products were compact fluorescent light bulbs, organic milk, concentrated or reduced-packaging liquid laundry detergents, extended-life paper products and organic baby food. Wal-Mart found approximately 18% of its customers are making green purchases at its stores.

      According to the AARP, 40 million baby boomers have gone green. A study by Accenture done in October 2007 found that two-thirds of consumers would pay a premium for green products.

      A study conducted by BDO Seidman, LLP in October 2007 found that 83% of the largest retailers, including companies such as Nike, Gap, Sears, Wal-Mart, Target and IKEA are involved in green practices. The majority of these companies are pursuing a combination of selling green products and improving operations and facility efficiencies.

Competitive Landscape

      Glad and Hefty have yet to announce or market biodegradable plastic trash bags. We believe these companies will be our strongest competitors as each are well-capitalized, have high brand recognition, highly recognizable packaging and split 75% of the shelf space allotted to plastic products in most retail stores.

      According to our research, the only other biodegradable or compostable trash bags currently marketed, such as Compost-A-Bag, Al-PACK, and BioBag suffer from low consumer awareness, weak packaging, and overall minimal brand presence in big box retailers. Seventh Generation trash bags are made from recycled plastics, with a 55% minimum total recycled content according to its packaging. Other bags marketed as biodegradable fall short of our goal of using recycled plastic that is biodegradable, disappearing in landfill in 12-24 months with extra strength at .9 and 1.0 mil.

      We believe our packaging speaks to the customer in a smart and meaningful way. Our packaging is designed to give our products a strong and distinctive presence on the shelves of our customers.

Marketing and Sales Objectives and Strategies

      The Company has secured placement and premier featuring and exposure with "brand-making" retailers such as Walgreens, Bashes Family of Stores, Amazon.com and Drugstore.com. We have met with other major big box stores. Yearly growth and expansion with retailers across the country is expected with the release of new products and demand for our biodegradable plastic products.

      A combination of brand building messages will be delivered through several marketing and advertising vehicles, including television, radio, national print, online marketing and search engine optimization, and retail store promotions. Our products were showcased at the Chicago International Housewares Show held March 16th through March 18th. 22,000 buyers from around the world attended this event. Our product received national attention by television networks and other media outlets as a "Hot New Household Product." Our product was awarded as a Design Defined Honoree for 2008 at the show. Additionally, we signed six representative firms that give will us reach to major national retailers in the U.S. and Canada.

Green 21.0 Foundation

      We have established the Go Green 21.0 Foundation that brings another level of awareness to our products. Go Green 21.0 will foster and promote green initiatives around the world with the help of schools, communities and individuals wanting to make a difference. We will capitalize and fund Go Green
21.0 with a percentage of our profits and shares of our common stock while seeking sponsorships with like-minded brands, associations and institutions. Our first green initiative will be rolled out in schools across the country. Go Green 21.0 will sponsor of an initiative to gather plastics for recycling while gaining monetary benefits to participating schools.

Patents and Trademarks

      We presently hold a registered patent in the United States on the unique dispensing system utilized for our trash container liners. The dispensing system includes a ridge box containing a supply of liners in the form of a cylindrical roll of a continuous strip of liners. The liners extend through an open slot in the top of the box and the inner most liner of the roll is securely attached to a cylindrical spindle on which the liners are wound. The dispenser also includes a reinforcing insert in the form of a piece of sheet rock in a U-shape partially surrounding the role of liners. The box is detachably secured to the bottom of the trash container and the spindle is dimensioned so as not to pass through the slot. Accordingly, when the last line in the box is used and removed from the container, the box is removed as well. We also own (together with Ben Tran a principal of Spectrum and a Director of our Company) a patent application which is currently pending in the United States Patent and Trademark Office which covers a roll of plastic bags having integral handles and which can also be used to close each bag.

      Both the patent and patent application are owned by the Company by assignment from Tracey Productions, LLC of which our Chief Executive Officer, Anthony Tracy, is a principal. In addition, we are the exclusive licensee, for biodegradable plastic bags of the trademark "PERF". The trademark PERF is owned by Tracey Productions, LLC. In addition, we presently have several trademark applications pending in the United States Patent and Trademark Office. Below is a chart summarizing our pending trademark applications.

-----------------------------------------------------------------------------------------------------------------------------------
MARK                                       SERIAL NO.        FILING DATE          DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
BIODEGRADABLE BY NATURE GREEN BY CHOICE    77/390,864        February 7, 2008     Trash bags; trash can liners; lawn and leave
                                                                                  bags; disposable diapers
                                                                                  -------------------------------------------------
                                                                                  Plastic drop cloths
                                                                                  -------------------------------------------------
                                                                                  Drinking straws
                                                                                  -------------------------------------------------
                                                                                  Disposable trash bag dispenser; disposable kitty
                                                                                  litter bag dispenser; beverage stirrers
-----------------------------------------------------------------------------------------------------------------------------------
GO GREEN & DESIGN                          77/390,510        February 7, 2008     Trash bags; trash can liners; lawn and leave bags
                                                                                  -------------------------------------------------
                                                                                  Plastic drop cloths
                                                                                  -------------------------------------------------
                                                                                  Drinking straw
                                                                                  -------------------------------------------------
                                                                                  Disposable trash bag dispenser; disposable kitty
                                                                                  litter bag dispenser; beverage stirrers
-----------------------------------------------------------------------------------------------------------------------------------
GLOBAL COOLING                             77/418,792        March 12, 2008       Plastic bags; plastic drop cloths and disposable
                                                                                  diapers.
-----------------------------------------------------------------------------------------------------------------------------------
GO GREEN (Green Stylized)                  77/390,475        February 6, 2008     Trash bags; trash can liners; lawn and leave bags
                                                                                  -------------------------------------------------
                                                                                  Plastic drop cloths
                                                                                  -------------------------------------------------
                                                                                  Drinking straw
                                                                                  -------------------------------------------------
                                                                                  Disposable trash bag dispenser; disposable kitty
                                                                                  litter bag dispenser; beverage stirrers
-----------------------------------------------------------------------------------------------------------------------------------
GREEN FUTURE                               77/418,792        March 12, 2008       Plastic bags; plastic drop cloths and disposable
                                                                                  diapers.
-----------------------------------------------------------------------------------------------------------------------------------
GREEN GENERATION                           77/418,777        March 12, 2008       Plastic bags; plastic drop cloths and disposable
                                                                                  diapers.
-----------------------------------------------------------------------------------------------------------------------------------
HELPING OUR PLANET, ONE DIAPER AT A TIME   77/390,838        February 7, 2008     Disposable Diaper
-----------------------------------------------------------------------------------------------------------------------------------
HELPING OUR PLANET, ONE BAG AT A TIME      77/390,833        February 7, 2008     Trash bags; trash can liners; lawn and leave bags
-----------------------------------------------------------------------------------------------------------------------------------
I'M THE SMARTEST BAG AROUND                77/390,850        February 7, 2008     Trash bags; trash can liners; lawn and leave bags
-----------------------------------------------------------------------------------------------------------------------------------
PERF (Stylized in Red)                     77/390,425        February 6, 2008     Trash bags; trash can liners; lawn and leave
                                                                                  bags; disposable diapers
                                                                                  -------------------------------------------------
                                                                                  Plastic drop cloths
                                                                                  -------------------------------------------------
                                                                                  Drinking straws
                                                                                  -------------------------------------------------
                                                                                  Disposable trash bag dispenser; disposable kitty
                                                                                  litter dispenser; beverages
-----------------------------------------------------------------------------------------------------------------------------------

Government Regulation

      We are subject to a variety of federal, state and local government regulations. Our business is subject to local, state and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of hazardous materials. We believe we are in substantial compliance with all applicable laws and regulations. In addition, the manufacture, sale and use of biodegradable plastic products are subject to regulation by the U.S. Food and Drug Administration (the "FDA") as well as other federal and state agencies. The FDA's regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food and beverage containers are in compliance with FDA regulations if the components used in the food and beverage containers: (i) are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations; or (ii) are generally recognized as safe for their intended uses and are of suitable purity for those intended uses. We may develop additional products, including food packaging products. Additionally, we advertise our products as biodegradable and must conform with the Federal Trade Commission's Guides for the use of Environmental Marketing Claims.

Employees

      As of August 1, 2008, we had eleven employees. None of our employees are represented by a labor union, and we consider our employee relations to be excellent.

Legal Proceedings

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. On April 11, 2008, David Conklin, a shareholder of the Company, asserted a claim against Anthony Tracy, our Chairman of the Board of Directors and Chief Executive Officer, alleging that, based on Mr. Conklin's prior contributions to other companies operated by Anthony Tracy as well as prior agreements between Mr. Conklin and Mr. Tracy, Mr. Conklin was entitled to be issued a ten (10%) percent interest in the Company. This dispute was resolved on July 8, 2008. In accordance with the terms of the Mutual Release and Settlement Agreement dated July 8, 2008 by and among Mr. Tracy, Mr. Conklin and the Company, Mr. Conklin was issued 888,830 shares of common stock of the Company. Such shares were taken from Mr. Tracy's interest in the Company and no additional shares were issued by the Company.

Description of Property

      We are leasing office space at 645 Fifth Avenue, 8th Floor, New York, New York 10022. This office is approximately 1,000 square feet with access to another 1,000 square feet of conference space and 800 square feet of sitting space, and is leased on a month-to-month basis with rent of $8,000 per month. We currently sublease certain office space in Westport, Connecticut. This office is 1,500 square feet and is leased on a month-to-month basis with rent of $1,500 for the month. We currently sublease certain office space in Bayshore, New York. This office space is 1,000 square feet and is leased on a month-to-month basis with rent of $1,000 for the month.

Financial Statements

                          Index to financial statements

Unaudited Condensed Consolidated Financial Statements of Perf-Go Green Holdings, Inc. and subsidiary as of June 30, 2008 and for the three months then ended and for the period from November 15, 2007 (inception) to June 30, 2008:

     Condensed Consolidated Balance Sheets (unaudited with respect to
       June 30, 2008 and "as restated" with respected to audited March 31, 2008) Condensed Consolidated Statements of Operations (unaudited)
     Condensed Consolidated Statements of Cash Flows (unaudited)
     Condensed Consolidated Statement of Stockholders' Deficit (unaudited)
     Notes to Condensed consolidated Financial Statements (unaudited)

Condensed Consolidated Financial Statements of Perf-Go Green Holdings, Inc. and subsidiary as of June 30, 2008 and for the three months then ended and for the period from November 15, 2007 (inception) to June 30, 2008:

           Condensed Consolidated Balance Sheets
           Condensed Consolidated Statements of Operations
           Condensed Consolidated Statements of Cash Flows
           Condensed Consolidated Statement of Stockholders' Deficit Notes to Condensed consolidated Financial Statements

Financial Statements of Perf-Go Green, Inc. as of March 31, 2008 and for the period from November 15, 2007 (inception) to March 31, 2008:

           Report of Independent Registered Public Accounting Firm
           Financial Statements:
           Balance Sheet - As of March 31, 2008, as restated
           Statement of Operations - For the Period from November 15, 2007
             (Inception) to March 31, 2008, as restated
           Statement of Changes in Stockholders' Equity - For the Period
             from November 15, 2007 (Inception) to March 31, 2008, as restated Statement of Cash Flows - For the Period from November 15, 2007
             (Inception) to March 31, 2008, as restated
           Notes to Financial Statements

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF PERF-GO GREEN HOLDINGS, INC AS OF JUNE 30, 2008 AND FOR THE THREE MONTHS, AND THE PERIOD FROM NOVEMBER 15, 2007 (INCEPTION) TO, JUNE 30, 2008:

                   PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                June 30,        March 31,
                                                                                 2008              2008
                                                                             ------------     ------------
                                                                             (unaudited)       (audited,
                                                                                              as restated)
CURRENT ASSETS:
    Cash and cash equivalents                                                $  5,280,000     $    270,000
    Deposits with vendor - related party                                          597,000               --
    Prepaid expenses                                                               44,000           33,000
                                                                             ------------     ------------
         Total current assets                                                   5,921,000          303,000

Deferred finance costs, net                                                     1,939,000               --
Equipment, net of $3,000 of accumulated depreciation                              140,000            2,000
                                                                             ------------     ------------

         Total assets                                                        $  8,000,000     $    305,000
                                                                             ============     ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                         $    253,000     $    200,000
    Accrued expenses                                                              338,000           55,000
    Registration rights liability                                                 893,000               --
    Derivative liabilities                                                     28,694,000               --
                                                                             ------------     ------------
         Total current liabilities                                             30,178,000          255,000

LONG TERM LIABILITIES - Senior secured convertible debentures,
    face amount $5,950,000, net of debt discount of $5,772,000                    178,000               --
                                                                             ------------     ------------
         Total liabilities                                                     30,356,000          255,000

COMMITMENTS                                                                            --               --

STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, par value $0.0001 per share, 5,000,000 shares
      authorized none issued                                                           --               --
    Common stock, par value $0.0001 per share, 100,000,000 shares
      authorized, 33,163,664 and 21,079,466 shares issued and outstanding           3,000            2,000
    Additional paid in capital                                                 11,917,000        1,473,000
    Deficit accumulated during the development stage                          (34,276,000)      (1,425,000)
                                                                             ------------     ------------
         Total stockholders' deficit                                          (22,356,000)          50,000
                                                                             ------------     ------------

         Total liabilities and stockholders' deficit                         $  8,000,000     $    305,000
                                                                             ============     ============

See accompanying notes to the condensed consolidated financial statements.

                   PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                          Three months    November 15, 2007
                                                              ended        (inception) to
                                                          June 30, 2008     June 30, 2008
                                                          -------------     -------------
REVENUES                                                   $      1,000     $      1,000
                                                           ------------     ------------

COSTS AND EXPENSES:
    Cost of goods sold                                            1,000            1,000
    General and administrative                               10,815,000       11,442,000
                                                           ------------     ------------
        Total costs and expenses                             10,816,000       11,443,000

LOSS FROM OPERATIONS                                        (10,815,000)     (11,442,000)
                                                           ------------     ------------

OTHER EXPENSE (INCOME)
    Derivative liabilities expense                           26,310,000       26,310,000
    Change in fair value of derivative liabilities           (5,439,000)      (5,439,000)
    Damages accrued under registration rights agreement         893,000          893,000
    Amortization of debt discount                               178,000          178,000
    Interest expense                                             54,000          852,000
    Amortization of deferred finance costs                       51,000           51,000
    Interest income                                             (11,000)         (11,000)
                                                           ------------     ------------
        Total other expense, net                             22,036,000      (22,834,000)

NET LOSS                                                   $(32,851,000)    $(34,276,000)
                                                           ============     ============

NET LOSS PER COMMON SHARE,
  basic and diluted                                        $      (1.20)    $      (1.44)
                                                           ============     ============

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                               27,341,000       23,801,000
                                                           ============     ============

See accompanying notes to the condensed consolidated financial statements.

                   PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                                        Three months   November 15, 2007
                                                                                           ended        (inception) to
                                                                                       June 30, 2008     June 30, 2008
                                                                                       -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                              $(32,851,000)    $(34,276,000)
                                                                                        ------------     ------------
  Adjustments to reconcile net loss to net cash used in operating activities:
      Derivative liabilities expense                                                      26,310,000       26,310,000
      Change in fair value of derivative liabilities                                      (5,439,000)      (5,439,000)
      Officer, director and employee stock compensation expense                            6,278,000        6,278,000
        Stock compensation expense to consultants and employee                             2,757,000        2,757,000
      Amortization of debt discount and deferred finance costs on
        Convertible Debentures                                                               229,000          229,000
      Interest and amortization of costs of bridge notes                                          --          798,000
  Effect on cash of changes in operating assets and liabilities:
      Prepaid expenses                                                                       (11,000)         (44,000)
      Deposits with vendor - related party                                                  (597,000)        (597,000)
      Accounts payable, accrued liabilities and all other                                    337,000          594,000
      Registration rights liability                                                          893,000          893,000
                                                                                        ------------     ------------

NET CASH USED IN OPERATING ACTIVITIES                                                     (2,094,000)      (2,497,000)
                                                                                        ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Cash acquired in reverse acquisition                                                 2,100,000        2,100,000
      Placement agent fee paid in cash in connection with reverse merger                    (210,000)        (210,000)
      Purchase of equipment                                                                 (141,000)        (143,000)
                                                                                        ------------     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                  1,749,000        1,749,000

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of bridge notes                                                          --          750,000
      Proceeds from sale of senior secured convertible notes and warrants                  5,950,000        5,950,000
      Payment of placement agent fees for bridge notes, convertible notes and merger        (595,000)        (670,000)
                                                                                        ------------     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                  5,355,000        7,370,000
                                                                                        ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  5,010,000        5,280,000
CASH:
    Beginning of period                                                                      270,000               --
                                                                                        ------------     ------------
    End of period                                                                       $  5,280,000     $  5,280,000
                                                                                        ============     ============

SUPPLEMENTARY CASH FLOW INFORMATION:
    Cash paid for interest and taxes                                                    $         --     $         --
                                                                                        ============     ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of bridge notes and accrued interest into 1,579,466 shares
      of common stock                                                                   $         --     $    761,000
                                                                                        ============     ============
    Derivative liabilities associated with Convertible Debentures and
      Warrants at inception                                                             $ 27,457,000     $ 27,457,000
    Derivative liabilities associated with placement agent warrants at inception$          1,875,000     $  1,875,000
    Derivative liabilities associated with investor warrants, reissued, at inception    $  4,802,000     $  4,802,000

See accompanying notes to the condensed consolidated financial statements.

                   PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

  CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) For the period from inception November 15, 2007 (inception) to June 30, 2008
                                   (unaudited)

                                                      Common Stock             Additional
                                              ----------------------------       Paid-in       Accumulated
                                                  Shares         Amount          Capital          Deficit          Total
                                              ------------------------------------------------------------------------------
Common stock issued to founders of
  accounting acquirer at inception              19,500,000    $      2,000              --               --     $      2,000

Conversion of bridge notes to stock-
  Accounting acquirer                            1,579,466              --         761,000               --          761,000

Issuance of warrants                                    --              --         712,000               --          712,000

Net loss                                                --              --              --       (1,425,000)      (1,425,000)
                                              ------------------------------------------------------------------------------

BALANCES, March 31, 2008 (audited)              21,079,466    $      2,000    $  1,473,000     ($ 1,425,000)    $     50,000

Common stock issued in reverse acquisition
  and recapitalization                          11,200,004           1,000       2,100,000               --        2,101,000

Cash and warrants paid to placement
  agent in May 2008 reverse merger                      --              --        (691,000)              --         (691,000)

Officer, director and employee stock
  compensation expense                                  --              --       6,278,000               --        6,278,000

Common stock issued to investor relations
  consultant for services                          750,000              --       1,927,000               --        1,927,000

Other consultant stock option expense                   --              --         494,000               --          494,000

Shares issued to consultants and employee          134,194              --         336,000               --          336,000

Net loss                                                --              --              --      (32,851,000)     (32,851,000)
                                              ------------------------------------------------------------------------------

BALANCES, June 30, 2008 (unaudited)             33,163,664    $      3,000    $ 11,917,000     ($34,276,000)    ($22,356,000)
                                              ==============================================================================

See accompanying notes to the condensed consolidated financial statements.

                   PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - BACKGROUND, CHANGE OF CONTROL AND BASIS OF PRESENTATION:

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the "Company") was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement (the "Share Exchange") with Perf-Go Green, Inc. ("Perf-Go Green"), a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a "C" corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value to the Perf-Go Green stockholders resulting in a change in control of the Company with Perf-Go Green stockholders owning approximately 65% out of a total of 32,279,470 of the Company's outstanding common stock at the date of the Share Exchange. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

The accounting for the Share Exchange, commonly called a reverse acquisition, calls for Perf-Go Green to be treated as the accounting acquirer. The acquired assets and assumed liabilities of the Company were carried forward at their historical values, which approximated fair value. Perf-Go Green's historical financial statements, after the restatement discussed in Note 11, are carried forward as those of the consolidated entity. The common stock and per share amounts have been retroactively restated to the earliest period to reflect the Share Exchange.

In connection with the Share Exchange, on May 13, 2008 and June 10, 2008, the Company completed a private placement of its senior secured convertible debentures in the principal amount of $5,950,000 and warrants to purchase shares of the Company's common stock as described in Note 6.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Articles 8 and 10 of Regulation S-X for small business issuers and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. The unaudited condensed consolidated financial statements include the accounts of Perf-Go Green Holdings, Inc. and its wholly owned subsidiary, Perf-Go Green, Inc. (collectively, the "Company") and all significant intercompany transactions and balances have been eliminated in consolidation. All adjustments which are of a normal recurring nature and, in the opinion of management, necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the more complete information and the Company's audited consolidated financial statements as of March 31, 2008 and for the period from November 15, 2007 (inception) to March 31, 2008 and the related notes thereto included in Form 8-K filed on May 16, 2008.

All amounts in the accompanying financial statements are rounded to the nearest thousand dollars.

NOTE 2 - DISCUSSION OF THE COMPANY'S ACTIVITIES/PRODUCTS AND GOING CONCERN
CONSIDERATION:

Company Activities/Products - The Company is focused on the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the environment. The Company believes that our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. The Company's activities have included capital raising to support its business plan, recruiting board and management personnel, establishing sources of supply and customer relationships. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting By Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies.

Going Concern Consideration - As indicated in the accompanying unaudited condensed consolidated financial statements, at June 30, 2008, the Company had approximately $5,280,000 in cash and approximately $24,256,000 in negative working capital and a stockholders' deficit of approximately $22,357,000. A significant portion of the Company's liabilities (approximately $28,694,000) are derivative liabilities which are further described in Notes 6 and 7. The Company would presently be unable to satisfy the cash settlement liability associated with its derivative liabilities.

For the three months ended June 30, 2008, the Company had a loss from operations of approximately $10,814,000 and a net loss of approximately $32,851,000 and utilized approximately $2,094,000 of cash in operating activities. Further, development stage losses are continuing subsequent to June 30, 2008. The Company anticipates that it will continue to generate significant losses from operations for the near future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's plan to deal with this uncertainty is to commence revenue activity in the second half of calendar 2008. The Company's cash flow projections presently indicate that projected revenues will be sufficient to fund operations over the coming twelve months. However, as a development stage enterprise, the Company's ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. As such, there can be no assurance that management's plans to generate revenue in order to sustain our operations over the coming twelve months can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 3 - NET LOSS PER COMMON SHARE:

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2008, the Company substantial potential dilution from outstanding warrants and options that could potentially dilute future earnings per share; however, a separate computation of diluted loss per share is not presented, as these common stock equivalents would be anti-dilutive.

NOTE 4 - INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

Cash and cash equivalents at June 30, 2008 includes approximately $5,197,000 invested in an institutional money market fund with a brokerage firm. Such amount is stated at its fair value as it has a quoted value in an active market. In addition to the deposit insurance provided by the brokerage firm, the money market fund carries additional insurance, however this represents a concentration of assets.

NOTE 5 - DEPOSITS WITH VENDOR - RELATED PARTY:

The manufacturing of our biodegradable plastic products is outsourced to Spectrum Bags, Incorporated, a division of IPS Industries, Inc., a manufacturer and distributor of plastic bags and plastic products. In order to secure initial product shipments expected in the second half of calendar 2008, we have made deposits of approximately $597,000 with this vendor at June 30, 2008. One member of our Board of Directors serves as the President of this vendor.

NOTE 6 - SENIOR SECURED CONVERTIBLE DEBENTURES AND WARRANTS, RELATED DERIVATIVE LIABILITIES AND REGISTRATION RIGHTS LIABILITY:

Senior Secured Convertible Debentures and Warrants - During May and June 2008, pursuant to the terms of a Subscription Agreement, the Company issued senior secured convertible debentures to unaffiliated accredited investors (the "Investors") in the aggregate original principal amount of $5,950,000 (the "Convertible Debentures") and five-year warrants (the "Warrants") to purchase shares of the Company's common stock. The Convertible Debentures are secured by all of our assets and are due in May 2011, with respect to $2,775,000 principal amount, and in June 2011, with respect to $3,175,000 principal amount. Interest on the Convertible Debentures is computed at the rate of 10% per year and is payable quarterly in arrears in cash or, under certain circumstances, in common stock of the company. The Convertible Debentures contain various covenants which, among other things, restrict the Company's ability to incur additional debt or liens or engage in certain transactions as specified therein. Additionally the Convertible Debentures define various events of default including non-payment of interest or principal when due, failure to comply with covenants, breach of representations or warranties, failure to obtain effective registration of the common stock underlying the conversion feature or failure to deliver registered common stock, when requested, within a specified timeframe as well as other matters discussed therein. Various remedies exist for an event of default including the acceleration of the maturity of the obligation, an increase in the interest rate to 15%, accrual of certain costs of the debt holders and a reduction of the conversion rate, among other things. The Convertible Debentures also provide that in the event of a "fundamental transaction" (as defined) such as a change in control, the holder may require that such holder's Convertible Note be redeemed at an "alternative consideration" (as defined) which can be, among other things, 135% of the principal amount of the Convertible Note or 130% of the equity conversion value of the Convertible Note.

The Convertible Debentures are convertible at the option of the holder into shares of our common stock at the lower of the (a) "fixed conversion price" of $0.75 per share (7,933,333 shares), subject to adjustment for stock splits, stock dividends, or similar transactions, (b) "lowest conversion price" representing the lowest price, conversion price or exercise price offered by the Company in a subsequent equity financing, convertible security (subject to certain exceptions) or derivative instruments or (c) "mandatory default amount" representing the amount necessary to convert 110% of the face amount of the Convertible Debentures plus accrued interest and costs at the lower of the price of the common stock on the date of demand or the date of payment. The Company's common stock price at the time of issuance of both the May and June 2008 Convertible Debentures exceeded the relevant conversion price (the fixed conversion price). As a result, the Company assessed the applicability of EITF No.'s 98-5 and 00-27 to determine if this constitutes a beneficial conversion feature. However, since the conversion feature can result in a variable amount of shares being issued, the conversion feature is considered an imbedded derivative liability, not a beneficial conversion feature, that needs to be separated from the "host contract" as described further below.

The Warrants entitle the holder to purchase approximately 7,933,333 shares common stock at $1.00 per share subject to adjustment of the shares and exercise price in the event of (a) stock dividends, splits or similar recapitalizations or (b) a rights offering at less than market value to all stockholders, (c) certain dividends or distributions and (d) the offering or issuance of common stock or derivative instruments (warrants, options or conversion features), subject to certain exceptions, at a price that is less than the exercise price of the Warrants. The Company is obliged to issue registered shares of common stock upon the exercise of the Warrants and if it cannot do so within three business days, it is obliged to pay in cash the market value, plus brokerage commissions, of the common stock. Because of the "pay in cash" feature and the variability of the exercise price, the warrant is considered to be a derivative liability as discussed further below.

Related Derivative liabilities - Under SFAS No. 133 and EITF No. 00-19, both the embedded conversion option in the Convertible Debentures and the detachable Warrants are deemed "freestanding financial instruments" that cannot be classified as equity instruments at the commitment date related to their issuance and instead are classified as "derivative liabilities subject to fair value accounting."

Because the Convertible Debentures were issued with a variable conversion feature and with detachable Warrants, the fair value of these attributes are calculated and assigned before a value is assigned to the Convertible Debentures. The Company computed the fair value by using a Black Scholes calculation assuming a risk free rate of return of 2.7 - 3.2%, expected volatility of 93% and expected life of the conversion feature (three years) and the Warrants (five years), no dividends or forfeitures and the quoted market price of the Company's stock on the day of the measurement. The resulting fair values exceed the face amount of the Convertible Debentures and result in recognition of an expense for derivative liabilities, as follows:

Fair value of conversion feature of Convertible Debentures
     at issuance                                                   $ 13,739,000
Fair value of Warrants at issuance                                   13,718,000
                                                                   ------------
    Total derivative liabilities at issuance in May and June 2008    27,457,000
    Less: face amount of Convertible Debentures ("debt discount")    (5,950,000)
                                                                   ------------
    Expense for derivative liabilities upon issuance               $ 21,507,000
                                                                   ============

These derivative liabilities are marked-to-market at each reporting period as discussed further in Note 7.

The fair value of the conversion feature of the Convertible Debentures and the Warrants that is assigned to debt discount ($5,950,000) is being amortized over the life of the Convertible Debentures at the rate of approximately $496,000 per quarter.

As a result of the above, the Convertible Debentures are recorded as follows:

 Face amount of Debentures                                         $ 5,950,000
 Less:
     Value assigned to conversion feature                           (2,908,000)
     Value assigned to Warrants                                     (3,042,000)
                                                                   -----------
 Value assigned to Debentures at the issuance                      $        --
 Add: Amortization of debt discount                                    178,000
                                                                   -----------
      Carrying amount of $5,950,000 Debentures at June 30, 2008    $   178,000
                                                                   ===========

In connection with the issuance of the Convertible Debentures and Warrants, the company paid a placement agent (the "Placement Agent") a cash fee of $595,000 and issued them warrants, on the same terms as the Warrants, to purchase 793,333 shares (subject to adjustment) of common stock at $1.00 for five years. Because such warrants have the same variable exercise price feature, and cash settlement provisions, as the Warrants described above, these warrants are also considered derivative liabilities. As such, their fair value at inception of approximately $1,395,000 was charged to derivative liability expense and this amount is required to be marked-to-market at each reporting period. The Company recorded the aggregate of the cash and warrant compensation of approximately $1,990,000 as a deferred finance cost and is amortizing that cost over the three year term of the Convertible Debenture at the rate of approximately $166,000 per quarter. At June 30, 2008, approximately $51,000 of amortization has been recorded leaving approximately $1,939,000 of unamortized deferred finance cost at June 30, 2008. See also, Note 7.

Registration rights liability - The Company also granted the Investors registration rights for the common stock underlying the embedded conversion feature in the Convertible Debentures and the Warrants. The Company can be assessed liquidated damages, as defined in the related agreements, for the failure to file a registration statement in a certain timeframe or for the failure to obtain or maintain effectiveness of such registration statement. Such penalties shall not exceed, in the aggregate, 15% of the aggregate Purchase Price (as defined in the Convertible Debentures). In assessing the likelihood and amount of possible liability for liquidated damages, the Company considered the guidance of EITF No.'s 00-19-2 and 05-04 as well as SFAS No. 5. Because obtaining effectiveness of the registration statement is not within the Company's control, the Company has concluded to record a liability for approximately $893,000 representing 15% of the proceeds of the Convertible Debentures as registration rights liability. If the Company's registration statement is ultimately declared effective within the period prescribed therein, such liability would be reversed in the period that the determination of effectiveness is resolved.

Other - In connection with the issuance of the Convertible Debentures and the related reverse acquisition transaction, the Company agreed to pay a total of approximately $750,000 to an investor relations firm, approximately $488,000 of which was paid at June 30, 2008 and the balance, approximately $262,000, was included in accrued liabilities.

NOTE 7 - DERIVATIVE LIABILITIES

Derivative liabilities at June 30, 2008 consist of the following:

Fair value of conversion feature of Convertible Debentures (Note 6)              $10,623,000
Fair value of Warrants issued to Investors (Note 6)                               11,601,000
                                                                                 -----------
   subtotal                                                                       22,224,000
Fair value of warrants issued to placement agent in Convertible
   Debentures (Note 6)                                                             1,090,000
Fair value of warrant issued in connection with reverse acquisition (below)          579,000
Fair value of warrants issued to reverse acquisition equity investors (below)      4,801,000
                                                                                 -----------
   Total derivative liabilities at June 30, 2008                                 $28,694,000
                                                                                 ===========

In connection with the Share Exchange discussed in Note 1, the Company paid the Placement Agent a cash fee of $210,000 and issued them warrants to purchase common stock on the same terms as the Warrants discussed in Note 6. As such these warrants entitle the holder to purchase approximately 420,000 shares common stock at $1.00 per share subject to adjustment of the shares and exercise price in the event of (a) stock dividends, splits or similar recapitalizations or (b) a rights offering at less than market value to all stockholders, (c) certain dividends or distributions and (d) the offering or issuance of common stock or derivative instruments (warrants, options or conversion features), subject to certain exceptions, at a price that is less than the exercise price of the warrants. The Company is obliged to issue registered shares of common stock upon the exercise of the Warrants and if it cannot do so within three business days, it is obliged to pay in cash the market value, plus brokerage commissions, of the common stock. Because of the cash settlement feature and the variability of the exercise price, the warrant is considered to be a derivative liability Under SFAS No. 133 and EITF No. 00-19. Such warrants had a fair value at inception of approximately $480,000, which amount was charged to derivative liabilities expense.

At the time of the Share Exchange, certain investors in a prior private placement of common stock and warrants The Company granted the right to exchange their existing warrants for new warrants on the same terms as the Warrants discussed in Note 6 and in the preceding paragraph. Because of the variability of the exercise price feature and the settlement in cash provisions, the warrant is considered to be a derivative liability Under SFAS No. 133 and EITF No. 00-19. Such warrants had a fair value at inception of approximately $4,801,000, which amount was charged to additional paid in capital as a direct cost of the reverse acquisition.

Pursuant to fair value accounting, the derivative liabilities for the conversion feature, the Warrants, the placement agent warrants and the warrants issued to the December 2007 equity investors are required to be marked-to-market at each reporting period during their term, with the resulting difference reported as a component of income or expense. During the three months ended June 30, 2008, the Company recorded a total change in fair value due to remeasurement of derivative liabilities of approximately $5,439,000 as income.

The Company computed the fair value of its derivative instruments by using a Black Scholes calculation assuming a risk free rate of return of 2.7 - 3.2%, expected volatility of 93% and expected life of the conversion feature (three years) and the Warrants (five years) and the quoted market price of the Company's stock on the day of the measurement.

NOTE 8 - BRIDGE NOTES AND WARRANTS, AS RESTATED

In January and February 2008 the Perf-Go Green sold an aggregate $750,000 of secured convertible notes, due in January 2009 (with respect to $350,000) and February 2009 (with respect to $400,000) and bearing interest at 10% per year, together with warrants to purchase the Perf-Go Green's common stock. The notes were convertible at $0.48 per share and, together with approximately $11,000 of accrued interest, were converted into 1,522,767 shares of the Company's common stock on March 27, 2008.

The detachable warrants permit the holders to purchase an aggregate of 1,500,000 shares of common stock of the Company at a price of $0.75 until January 2013 (with respect to 700,000 shares) or February 2013 (with respect to 800,000 shares). Under EITF No. 00-19, the Company concluded that these warrants met the definition of a freestanding financial instrument that could be classified as equity. The Company determined the fair value of these warrants based upon a Black Scholes valuation calculation with the following assumptions: one and one half year expected life, 150% volatility, 2.11% risk free interest rate and a market price of $0.48 for the underlying common stock. The market price was determined based on the ultimate conversion of these notes into common stock at that price shortly after issuance. The fair value, $669,000 was recorded to deferred finance costs and then, upon the conversion of the notes in March 2008, written off. See also, Note 11.

Pursuant to EITF No.'s 98-5 and 00-27 and APB No. 14, the Company determined that the exercise price of the convertible debt of $0.50 exceeded the market price of the common stock at each commitment date. As a result, no allocation of fair value was required amongst the convertible notes and warrants. The Company also determined that SFAS No. 133 and EITF 00-19 were not applicable, as the embedded conversion option did not require bifurcation.

In connection with raising these proceeds, Perf-Go Green paid $75,000 as direct offering costs to the placement agent. The Company also issued, as an additional placement agent fee, warrants to purchase 150,000 shares of the Company's common stock. The Company determined the valuation of these warrants, approximately $43,000, by applying EITF 96-18 and using the Black-Scholes option-pricing formula and a risk free interest rate of 1.9 - 2.7%, expected volatility of 150%, a five year expected term and a weighted average fair value of $0.75. These costs were initially capitalized as debt issue costs and were being amortized over the life of the related convertible debt instrument. Upon conversion of the notes on March 27, 2008, the remaining unamortized portion of debt issue costs was charged to interest expense on the statement of operations.

NOTE 9 - SHAREHOLDERS EQUITY (DEFICIT)

Common stock - On January 15, 2008, the Company issued 19,900,000 shares of common stock (retroactively reflecting the Share Exchange) to its founders as founders stock for pre incorporation services valued at $0.0001 per share.

Stock based compensation - In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123R, "Share-Based Payment." SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation". Among other items, SFAS No. 123R requires companies to recognize the cost of employee services received in exchange for awards of equity instruments in the financial statements based on the grant date fair value of those awards. Stock awards to consultants and other non-employees are accounted for based on an estimate of their fair value at the time of grant and, in the instance of options and warrants, are based upon a Black-Scholes option pricing model.

The fair value of each option grant under SFAS No. 123R is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of 3.2%; no dividend yield; expected option lives based on their terms (generally five years) and expected volatility of approximately 93%. The expected volatility for the current period was developed by using historical volatility of the Company stock history since the reverse acquisition. Since the history of our stock trading has been relatively short, the baseline volatility calculation was increased by 50%. The risk-free interest rate was developed using the U.S. Treasury yield curve for periods equal to the expected term of the options grant date.

The grant date fair value of the options issued under the Plan was approximately $14,700,000 and, because a significant number of options vested immediately, approximately $6,770,000 was charged to operations for stock compensation expense under the Plan, including approximately $6,278,000 for directors, officers and employees and approximately $494,000 to consultants. In addition to stock compensation from options, we issued 884,194 shares to consultants resulting in approximately $2,234,000 in stock compensation. Stock compensation cost is included in general and administrative expenses in the unaudited condensed consolidated financial statements

In June 2008, the Company adopted the 2008 Share Incentive Plan (the "Plan") which permits the granting of stock options and other forms of stock based compensation to employees and consultants of the Company. Under the Plan, the Company has reserved 10,000,000 shares of common stock for issuance under the Plan. There were no stock options outstanding at March 31, 2008. The following table summarizes the stock options issued to directors, officers, employees and consultants under the Plan for the three months ended June 30, 2008 (unaudited) under the Plan.

                                                                       Weighted
                                                                       Average
                                                       Number of       Exercise
                                                        Options          Price
                                                      -----------    -----------
Stock Options
-------------
Balance at  March 31, 2008                                     --    $        --
   Granted                                              7,961,600    $      1.15
   Exercised                                                   --    $        --
   Cancelled/Forfeited                                         --    $        --
Balance at June 30, 2008                                7,961,600    $      1.15
                                                      ===========    ===========
Options exercisable at June 30, 2008                    3,062,614    $       .92
                                                      ===========    ===========
Weighted average fair value of options
  granted during the three months ended June
  30, 2008 (unaudited)                                $14,700,000    $      1.85
                                                      ===========    ===========

The following table summarizes information about the exercise prices, exercisability and remaining life of the options granted.

       Options Exercisable
-----------------------------------
                                       Weighted
                                        Average      Weighted                        Weighted
                         Number        Remaining      Average         Number         Average
Range of Exercise   Outstanding at    Contractual   Exercise     Exercisable at      Exercise
      Price          June 30, 2008       Life         Price       June 30, 2008        Price
------------------- ----------------- ------------ ------------- ----------------- --------------
  $0.50 - $1.00        4,610,000        <1 Year        .92          3,062,614           .92
  $1.01 - $2.00        3,351,600        >1 Year
                    -----------------                            -----------------
  $0.50 - $2.00        7,961,600                                    3,062,614
                    =================                            =================

Monthly stock grants - In addition to stock grants and options discussed above, the Company has initiated a monthly stock grant program for a director, an officer, a related vendor and a consultant calling for the issuance of approximately 52,000 shares per month over the coming year. The cost of these share issuances will be valued at the fair market value of the Company's common stock on the date of grant.

Warrants and Convertible Debentures - The Company has the following warrants and convertible debentures outstanding that grant the right of the holder to obtain our common stock as indicated:

      - 7,933,333 shares issuable (subject to adjustment as described in Note 6) at $0.75 (subject to adjustment) under convertible debentures until May and June 2011

      - 7,933,333 shares issuable (subject to adjustment as described in Note 6) at $1.00 (subject to adjustment) under Warrants issued with Convertible Debentures until May and June 2013

      - 4,200,000 shares issuable (subject to adjustment) under warrants at $1.00 (subject to adjustment) issued to purchasers of our predecessor's common stock until May 2013

      - 1,650,000 shares issuable at $0.75 to investors in our Bridge Notes and a placement agent until January and February 2013

      - 1,213,333 shares issuable (subject to adjustment) to a placement agent in the Convertible Notes and Warrants and reverse acquisition at $1.00 (subject to adjustment) until May and June 2013.

These items permit the holders to purchase 22,929,999 shares of the Company's common stock before adjustment. Possible adjustments include the items discussed in Notes 6 and 7 and would include increases for payment of interest in kind on the Convertible Debentures.

In tabular form, the warrants and convertible securities are as follows:

                                               Number shares
                                                subject to
                                               Warrants and       Weighted
                                                Convertible        Average
                                               Debentures(a)    Exercise Price
                                               -------------    --------------
Shares Under Warrants and Convertible
Debentures:
Balance at  November 15, 2007 (inception)                 --    $           --
   Granted                                        22,929,999    $         0.90
   Exercised                                              --    $           --
   Cancelled/Forfeited                                    --    $           --
                                               -------------    --------------
Balance at June 30, 2008                          22,929,999    $         0.90
                                               -------------    --------------
Exercisable at June 30, 2008                      22,929,999    $         0.90
                                               -------------    --------------

(a)   Before adjustment as discussed above.

Predecessor equity roll forward -

The following table reconciles equity previously reported by the predecessor public company to the equity being reported as retroactively restated to the earliest period presented.

                                                                               Additional
                                                      Common Stock              Paid-in       Accumulated
                                                  Shares         Amount          Capital        Deficit           Total
                                               -----------     -----------     -----------    -----------     -----------
Balance, March 31, 2008 previously reported     19,500,000     $     3,000       1,472,000      1,425,000     $    50,000
Share cancellation, principal shareholders
   in May 2008                                 (21,008,400)         (2,000)          2,000             --              --

Issuance of shares in reverse acquisition
   treated as a recapitalization                21,079,466           2,000       2,047,000             --       2,050,000

Net loss                                                --              --              --     (1,425,000)     (1,425,000)

BALANCES, March 31, 2008                        32,279,470     $     3,000     $ 3,522,000    ($1,425,000)    $ 2,100,000
                                               ===========     ===========     ===========    ===========     ===========

NOTE 10 - INCOME TAXES

The Company adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 provides recognition criteria and a related measurement model for tax positions taken by companies. In accordance with FIN 48, a tax position is a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions shall be recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the position will be sustained upon examination.

Tax positions that meet the more likely than not threshold should be measured using a probability weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. The Company adopted FIN 48, which had no effect on the Company's financial positions and results of operations at this time given its limited operations and activities. No amounts were accrued for the tax exposures or payment of interest and penalties at June 30, 2008 and there was no change to this balance at June 30, 2008.

The Company has a net operating loss carryforward for tax purposes totaling $2,700,000 at June 30, 2008, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by operating loss carryforwards after a change in control (generally greater than a 50% change in ownership, as defined).

The difference between the net operating loss carryforward and the deficit accumulated during the development stage results largely from the non-deductibility, for tax purposes, of derivative expense and income and stock and stock based compensation.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2008.

NOTE 11 - RESTATEMENT OF MARCH 31, 2008 FINANCIAL STATEMENTS OF PERF-GO GREEN

In the original issuance of the financial statements as of March 31, 2008 and for the period from November 15, 2007 (inception) to March 31, 2008, the Company did not assign a fair value to the warrants issued in connection with the convertible notes and warrants sold by Perf-Go Green in January and February 2008 described in Note 8. Generally accepted accounting principles requires that a fair value be assigned to those warrants and that such amount be recorded as debt discount and amortized over the life of the related debt. Because the notes were converted to equity shortly after issuance, generally accepted accounting principles require that the remaining debt discount be charged to operations. The Company has determined that the fair value of those warrants was approximately $669,000 as discussed further in Note 8. Accordingly, the prior financial statements have been restated as follows:

          Statement of Operations for the period from November 15, 2007
                         (inception) to March 31, 2008:

                                    Originally
                                     reported      Restatement     As restated
                                   -----------     -----------     -----------
 Other expense, net                $  (128,690)    $  (669,300)    $  (797,990)
 Net loss                          $  (755,715)    $  (669,300)    $(1,425,015)
 Net loss per share                $     (0.04)                    $     (0.08)

                       Balance sheet as of March 31, 2008:

                                    Originally
                                     reported      Restatement     As restated
                                   -----------     -----------     -----------
 Additional paid in capital        $   804,028     $   669,300     $ 1,473,328
 Deficit accumulated during the
 development stage                 $  (755,715)    $  (669,300)    $(1,425,015)
 Total stockholders equity         $    50,345     $         0     $    50,345

                   Statement of Cash Flows for the Period from
                November 15, 2007 (inception) to March 31, 2008:

                                    Originally
                                     reported      Restatement     As restated
                                   -----------     -----------     -----------
Net loss                           $  (755,715)    $  (669,300)    $(1,425,015)
Warrants issued as
compensation in
connection with
convertible debt                   $    42,697     $   669,300     $   711,997
funding
Net cash used in
operations                         $  (402,370)    $         0     $  (402,370)

NOTE 12 - EMPLOYMENT AGREEMENTS

During the three months ended June 30, 2008, the Company entered into employment agreements with three officers and four employees. The agreement with the officers calls for their employment over a three year period and calls for aggregate base salaries for the three agreements of approximately $425,000 per year for three years plus eligibility for an annual bonus up to 20% of base compensation and annual increases of approximately 20%. The agreement with the four employees call for their employment with the Company over a one or two year period and call for aggregate compensation for the four agreements of approximately $ 366,000 per year (approximately $577,000 over the full term).

NOTE 13 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include debt financing, product design and the development of mass-market product distribution networks for the eventual distribution of the products. There have been nominal sales since our inception.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2009 included the valuation of stock issued for compensation and services, stock based compensation arrangements with employees and third parties, warrants issued as compensation, fair value of derivative financial instruments, estimated useful life of equipment, and a 100% valuation allowance for deferred taxes due to the Company's continuing and expected future losses.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At June 30, 2008, the balance exceeded the federally insured limit by approximately $5,196,000.

Accounts Receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates.

Equipment

Equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful life, which is five years.

Minority Interest

Under generally accepted accounting principles, when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest. If future earnings do materialize, the Company will be credited to the extent of such losses previously absorbed. For financial reporting purposes, minority interest will not be presented until the minority's share of profit exceeds its previously recorded deficit.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Sales

Cost of sales represents costs directly related to the production and installation of the Company's products. Primary costs include raw materials, direct labor, and allocated payroll, commissions and rental charges.

Earnings per share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2008, the Company common stock equivalent options, warrants and convertible debt that could potentially dilute future earnings per share; however, a separate computation of diluted loss per share is not presented, as these common stock equivalents would be anti-dilutive.

Stock-based compensation

All share-based payments to employees is recorded and expensed in the statement of operations as applicable under SFAS No. 123R, "Share-Based Payment".

Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Derivative Liabilities

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires bifurcation of embedded derivative instruments such as conversion options and warrants, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management first reviews the guidance of EITF No.'s 98-5, 00-27 and 05-2 as well as SFAS No. 150 to determine if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model. In assessing the nature of a financial instrument as freestanding, the Company has applied the guidance pursuant to EITF No.'s 00-19. Finally, the Company has applied the related guidance in EITF No.'s 00-19-2 and 05-4 as well as SFAS No. 5 when determining the existence of liquidated damage provisions. At June 30, 2008, the Company had various derivative instruments. (See Note 6 and 7).

NOTE 14 - RECENTLY ISSUED OR ADOPTED ACCOUNTING PRONOUNCEMENTS:

Effective April 1, 2008, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 157, Fair Value Measurement ("SFAS 157"), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, Effective Date f FASB Statement No. 157, the Company elected to defer implementation of SFAS 157 as it relates to our non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until April 1, 2009. The Company is evaluating the impact, if any, this Standard will have on our financial position and results of operations.

SFAS 157 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. SFAS 157 establishes a three tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. SFAS 157 requires the Company to maximize the use of observable inputs and to minimize the use of unobservable inputs in making fair value judgments.

The Company's financial assets and liabilities measured at fair value on a recurring basis include those securities classified as cash and cash equivalents and all derivative liability instruments on the condensed consolidated balance sheet. All securities owned are valued under the first tier of the hierarchy where the assets are measured using quoted prices in active markets.

On April 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." The adoption of SFAS No. 159 did not have any material impact on the Company's financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The Company's adoption of SFAS No. 160 on April 1, 2008 did not have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No 141R, "Business Combinations" ("SFAS 141R"). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in the fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a "plain vanilla" option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities--An Amendment of FASB Statement No. 133." ("SFAS 161"). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity's use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

                            PERF-GO GREEN, INC., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                 MARCH 31, 2008

                                  (AS RESTATED)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of:
Perf-Go Green, Inc.

We have audited the accompanying balance sheet of Perf-Go Green, Inc., (a development stage company) as of March 31, 2008 and the related statements of operations, changes in stockholders' equity and cash flows for the period from November 15, 2007 (Inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perf-Go Green, Inc. as of March 31, 2008, and the results of its operations and its cash flows for the period from November 15, 2007 (Inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2, 3, 5 and 8, the financial statements for the year ended March 31, 2008 have been restated to account for the fair value of 1,500,000 stock warrants issued to third party investors in the convertible debt offering.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,425,015 and net cash used in operations of $402,370 for the period ended March 31, 2008; and a deficit accumulated during the development stage of $1,425,015 at March 31, 2008. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Berman & Company, P.A.

Boca Raton, Florida
May 2, 2008, except for notes 2, 3, 5(A)(4), 5(B)(1), 5(B)(3) and 8 as to which the date is August 7, 2008

                               PERF-GO GREEN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                  March 31, 2008
                                                                  --------------
                                                                   (As Restated)
                                                                  --------------
                                     Assets

Current Assets:
  Cash and cash equivalents                                         $   270,185
  Prepaid expenses                                                       32,615
                                                                    -----------
Total Current Assets                                                    302,800

Equipment, net of accumulated depreciation of $85                         2,460
                                                                    -----------

Total Assets                                                        $   305,260
                                                                    ===========

                      Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                                                  $   199,645
  Accrued expenses                                                       55,270
                                                                    -----------
Total Current Liabilities                                               254,915
                                                                    -----------

Stockholders' Equity:
  Preferred stock ($.0001 par value, 10,000,000 shares authorized,
    none issued and outstanding)                                             --
  Common stock ($0.0001 par value, 100,000,000 shares authorized,
    20,322,767 shares issued and outstanding)                             2,032
  Additional paid-in capital                                          1,473,328
  Deficit accumulated during development stage                       (1,425,015)
                                                                    -----------
Total Stockholders' Equity                                               50,345
                                                                    -----------

Total Liabilities and Stockholders' Equity                          $   305,260
                                                                    ===========

See accompanying notes to the financial statements.

                               PERF-GO GREEN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                             For the Period from
                                                              November 15, 2007
                                                               (Inception) to
                                                               March 31, 2008
                                                             -------------------
                                                                (As Restated)
                                                             -------------------

Operating expenses
  General and administrative                                    $    627,025
                                                                ------------
Total operating expenses                                             627,025
                                                                ------------

Loss from operations                                                (627,025)

Other income (expense)
  Interest income                                                        391
  Interest expense                                                  (798,381)
                                                                ------------
Total other expense - net                                           (797,990)
                                                                ------------

Net loss                                                        $ (1,425,015)
                                                                ============

Net loss per share - basic and diluted                          $      (0.08)
                                                                ============

Weighted average number of shares outstanding
  during the period - basic and diluted                           18,860,109
                                                                ============

See accompanying notes to the financial statements.

                               PERF-GO GREEN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM NOVEMBER 15, 2007 (INCEPTION) TO MARCH 31, 2008
                                  (AS RESTATED)

                                                             Common Stock            Additional         Deficit           Total
                                                      ---------------------------      Paid-in    Accumulated during  Stockholders'
                                                         Shares          Amount        Capital     Development Stage      Equity
                                                      -----------     -----------    -----------  ------------------  -------------
Contributed capital - related party                            --     $        --    $       100      $        --      $       100

Common stock issued for compensation - founders -
  ($0.0001/share)                                      18,800,000           1,880             --               --            1,880

Common stock issued in connection with conversion
  of convertible debt and related accrued interest
  ($0.50/share)                                         1,522,767             152        761,231               --          761,383

Warrants issued as compensation in connection with
  convertible debt funding                                     --              --        711,997               --          711,997

Net loss from November 15, 2007 (inception date)
  to March 31, 2008                                            --              --             --       (1,425,015)      (1,425,015)
                                                      -----------     -----------    -----------      -----------      -----------

Balance March 31, 2008, as restated                    20,322,767     $     2,032    $ 1,473,328      $(1,425,015)     $    50,345
                                                      ===========     ===========    ===========      ===========      ===========

See accompanying notes to the financial statements.

                               PERF-GO GREEN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                                         For the Period from
                                                                                          November 15, 2007
                                                                                           (Inception) to
                                                                                           March 31, 2008
                                                                                         -------------------
                                                                                            (As Restated)
                                                                                         -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                    $(1,425,015)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
       Amortization of debt issue costs                                                          75,000
       Depreciation                                                                                  85
       Stock issued for compensation - founders                                                   1,880
       Warrants issued as compensation in connection with convertible debt funding              711,997
    Changes in operating assets and liabilities:

       (Increase) in prepaid expenses                                                           (32,615)
       Increase in accounts payable                                                             199,645
       Increase in accrued expenses                                                              55,270
       Increase in accrued interest payable                                                      11,383
                                                                                            -----------
       Net Cash Used In Operating Activities                                                   (402,370)
                                                                                            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                                          (2,545)
                                                                                            -----------
     Net Cash Used in Investing Activities                                                       (2,545)
                                                                                            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributed capital - related party                                                               100
  Proceeds from sale of convertible debt                                                        750,000
  Cash paid as direct offering costs - convertible debt funding                                 (75,000)
                                                                                            -----------
     Net Cash Provided By Financing Activities                                                  675,100
                                                                                            -----------

Net Increase in Cash and Cash Equivalents                                                       270,185

Cash and Cash Equivalents - Beginning of Period                                                      --
                                                                                            -----------

Cash and Cash Equivalents - End of Period                                                   $   270,185
                                                                                            ===========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
    Income Taxes                                                                            $        --
                                                                                            ===========
    Interest                                                                                $    75,000
                                                                                            ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for conversion of convertible debt and related accrued interest    $   761,383
                                                                                            ===========

See accompanying notes to the financial statements.

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Perf Go Green, Inc. (the "Company") is a Delaware corporation that was incorporated on November 15, 2007 as an LLC and then converted to a "C" corporation on January 7, 2008. The Company had no activity during its existence as an LLC.

The Company has been created as an environmentally friendly "green" company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our plastic products will break down in landfill environments within twelve to twenty four months, leaving no visible or toxic residue. All of our products incorporate recycled plastic. The product is intended to be presented to mass retailers in the United States and Canada and it is the Company's intention to market the products worldwide.

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include debt financing, product design and the development of mass-market product distribution networks for the eventual distribution of the products. There have been no sales since our Inception.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2008 included the valuation of stock issued for compensation and services, stock issued to convert outstanding debt and related accrued interest, warrants issued as compensation, estimated useful life of equipment, and a 100% valuation allowance for deferred taxes due to the Company's continuing and expected future losses.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At March 31, 2008, the balance exceeded the federally insured limit by $185,328.

Equipment

Equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful life, which is five years.

Net loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2008, the Company had 1,650,000 warrants that could potentially dilute future earnings per share; however, a separate computation of diluted loss per share is not presented, as these common stock equivalents would be anti-dilutive.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount reported in the balance sheet for prepaid expenses, accounts payable and accrued expenses approximates its fair market value based on the short-term maturity of these instruments.

Segment information

      The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Stock-based compensation

All share-based payments to employees is recorded and expensed in the statement of operations as applicable under SFAS No. 123R, "Share-Based Payment". The Company has not issued any stock based compensation since inception to employees.

Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"). The Company has issued stock warrants to third party investors and a third party placement agent (See Note 5).

Derivative Liabilities

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are valued using the Black-Scholes option-pricing model. At March 31, 2008, we had no such derivative instruments.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense totaled $2,840 for the period from November 15, 2007 (Inception) to March 31, 2008.

Income taxes

For the period November 15, 2007 (Inception) to January 6, 2008, the Company was taxed as an LLC and was treated as a pass through entity. On January 7, 2008, the Company became a "C" corporation. The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

We adopted the provisions of FASB Interpretation No. 48; "Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109" ("FIN
48). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments. At March 31, 2008, we did not record any liabilities for uncertain tax position.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities", which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company's 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"), which replaces FASB SFAS 141, "Business Combinations". This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date. This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company's results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a "plain vanilla" option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities--An Amendment of FASB Statement No. 133." ("SFAS 161"). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity's use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern - As Restated

As reflected in the accompanying financial statements, the Company has a net loss of $1,425,015 and net cash used in operations of $402,370 for the period ended March 31, 2008; and a deficit accumulated during the development stage of $1,425,015 at March 31, 2008. In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and to continue to raise funds through debt or equity raises. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Restatement

In the original issuance of the financial statements as of March 31, 2008, and for the period from November 15, 2007 (inception) to March 31, 2008, the Company did not assign a fair value to the warrants issued to the investors in connection with the convertible notes and warrants sold by Perf-Go Green, Inc. in January and February 2008 as described in Note 8. Generally accepted accounting principles requires that a fair value be assigned to those warrants and that such amount be recorded as a debt discount and amortized over the life of the related debt. Since these convertible notes were converted to equity prior to the maturity of the convertible debt, the remaining debt discount is charged to interest expense. The Company has determined that the fair value of those warrants was approximately $669,300 as discussed further in Note 5. Accordingly, the prior financial statements have been restated as follows:

                       Balance Sheet as of March 31, 2008:

                                     As originally   Restatement
                                       reported      adjustment     As restated
                                     -------------   -----------    -----------
Additional paid in capital            $   804,028    $   669,300    $ 1,473,328

Deficit accumulated during
  the development stage               $  (755,715)   $  (669,300)   $(1,425,015)

Total stockholders equity             $    50,345    $        --    $    50,345

          Statement of Operations for the Period from November 15, 2007
                         (inception) to March 31, 2008:

                                     As originally   Restatement
                                       reported      adjustment     As restated
                                     -------------   -----------    -----------
Interest expense, net                 $   128,690    $   669,300    $   797,990

Net loss                              $  (755,715)   $  (669,300)   $(1,425,015)

Net loss per share -
  basic and diluted                   $     (0.04)   $     (0.04)   $     (0.08)

          Statement of Cash Flows for the Period from November 15, 2007
                         (inception) to March 31, 2008:

                                     As originally   Restatement
                                       reported      adjustment     As restated
                                     -------------   -----------    -----------
Net loss                              $  (755,715)   $  (669,300)   $(1,425,015)

Warrants issued as compensation in
connection with convertible debt
funding
                                      $    42,697    $   669,300    $   711,997

A restated statement of changes in stockholders' equity is not presented as the components of the restatement have been shown on the balance sheet and statement of operations tables above.

Note 4 Equipment

At March 31, 2008, equipment consisted of the following:

                                                  Useful Life
                                                  ----------------------------
   Computer equipment                               5 Years        $     2,545
   Less: accumulated depreciation                                          (85)
                                                                   -----------

                                                                   $     2,460
                                                                   ===========

Note 5 Convertible Debt Offering - As Restated

On January 15, 2008, February 8, 2008 and February 28, 2008, respectively, the Company sold $350,000, $250,000 and $150,000, respectively, of convertible debt each with warrants. The terms for the debt and warrants were as follows:

(A) Convertible Debt

      (1) Terms

            a.    Interest rate at 10%.
            b.    Secured by substantially all assets of the Company.
            c.    Due one year from issue date.
            d. Conversion - all debt and related accrued interest was convertible at $0.50/share.

      (2) Conversion

      All debt and related accrued interest was converted on March 27, 2008. The Company issued 1,522,767 shares of common stock in exchange for $750,000 principal and $11,383 of accrued interest.

      (3) Debt Issue Costs

      In connection with raising these proceeds, the Company paid $75,000 as direct offering costs to the placement agent. These costs were initially capitalized as debt issue costs and were being amortized over the life of the related convertible debt instrument. Upon conversion of the debt on March 27, 2008, the remaining unamortized portion of debt issue costs was charged to interest expense on the statement of operations.

      (4) Beneficial Conversion Feature and Derivative Liability

      Pursuant to EITF No.'s 98-5 and 00-27 and APB No. 14, the Company determined that the exercise price of $0.50 was equivalent to the market price of $0.50 on each commitment date discussed above. The market price was determined based upon the conversion price of the debt as evidenced by the investors who converted their debt and related accrued interest in March 2008. The conversion price represented the best evidence of fair value as this was a privately held entity. As a result, no allocation of fair value was required for the convertible debt since its market price and conversion price were equivalent..

      The Company also determined that SFAS No. 133 and EITF 00-19 were not applicable, as the embedded conversion option did not require bifurcation and related fair value accounting.

(B) Warrants

      (1) Terms

            a.    Exercise price - $0.75.
            b. Expected term - 1.5 years for the placement agent warrants and 5 years for the investor warrants.

      (2) Issuance

            a. The Company issued 1,500,000 warrants in the above debt offering. Each $1 of debt sold was accompanied by 2 stock warrants.
            b. The Company also issued, as a placement agent fee, 10% of the gross warrants sold with the convertible debt. Therefore, an additional 150,000 warrants were issued as additional compensation. The Company determined the valuation of these warrants by applying EITF 96-18 as follows:

      (3) Determining Fair Value

      Under EITF No. 00-19, for the 1,500,000 warrants sold to investors, the Company concluded that these warrants met the definition of a freestanding financial instrument that could be classified as equity. The detachable stock purchase warrants permit the holders to purchase an aggregate of 1,500,000 shares of common stock of the Company at a price of $0.75 until January 2013 (with respect to 700,000 shares) or February 2013 (with respect to 800,000 shares). The Company recorded a fair value of $669,300 to debt issue costs, and then upon conversion of the related convertible debt in March 2008, expensed the remaining unamortized debt issue costs to interest expense. (See Note 3)

      For the 150,000 placement agent warrants, the Company estimates the fair value of stock warrants granted using the Black-Scholes option-pricing model. The fair value of this warrant compensation to the placement agent was $42,697 and was charged to interest expense upon each commitment date for services rendered in the form of a direct debt offering cost. The Company's determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

      The fair value of these aggregate 1,650,000 warrant grants for the period from November 15, 2007 (Inception) to March 31, 2008 was estimated using the following weighted- average assumptions:

          Risk free interest rate                         1.90 - 2.70%
          Expected term (in years)                            1.5 - 5
          Expected dividend yield                                   0%
          Expected volatility of common stock                     150%
          Estimated annual forfeitures                              0%

See Note 7 for additional warrant disclosure.

Note 6 Commitments and Related Party Transactions

During January 2008, the Company's CEO contributed $100 for general corporate activities. The Company recorded this as contributed capital.

Effective January 1, 2008, the Company entered into four separate three-year employment agreements with its senior management. The agreements provided for salaries ranging from $75,000 - $175,000 per annum. Each of these individuals will be entitled to annual increase of 20% per annum over the term of the initial term of the employment agreement. There is additional compensation that can be earned given certain milestones.

The Company's Chief Operating Officer and Chief Marketing Officer have subleased certain office space to the Company. For the period from November 15, 2007 (Inception) to March 31, 2008, the Company was charged fair market value rent of $15,500. Each of these leases is month to month, and there is no committed arrangement. Beginning April 2008, monthly rent will be approximately $9,500/month.

A director of our Company is the officer of a manufacturer that the Company has entered into an agreement with. The terms require the Company to purchase a minimum amount of products on a monthly basis. The minimum requirement is not required to be met until October 2008.

Note 7 Stockholders' Equity

On January 15, 2008, the Company issued 18,800,000 shares of common stock to its founders, having a fair value of $1,880 ($0.0001/ share), for pre-incorporation services rendered.

A summary of warrant activity at March 31, 2008 is as follows:

                            Number of Warrants   Weighted Average Exercise Price
                            ------------------   -------------------------------

Granted                         1,650,000                 $    0.75
Exercised                           -                            -
Forfeited                           -                            -
Cancelled                           -                            -
Balance - March 31, 2008        1,650,000                 $    0.75

All outstanding warrants are fully vested and exercisable.

                        Warrants Outstanding/Exercisable

Range of Exercise Price            Number Outstanding/Exercisable         Weighted Average Remaining Contractual Life
-----------------------            ------------------------------         -------------------------------------------
         $0.75                                1,650,000                                   4.88 years

Note 8 Income Taxes - As Restated

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling $701,602 at March 31, 2008, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at March 31, 2008 are as follows:

Gross deferred tax assets:
  Net operating loss carryforwards                                    $ 315,944
                                                                      ---------
  Total deferred tax assets                                             315,944
  Less: valuation allowance                                            (315,944)
                                                                      ---------
  Net deferred tax asset recorded                                     $      --
                                                                      =========

The valuation allowance at January 7, 2008 (Inception of the "C" corporation) was $0. The net change in valuation allowance during the period ended March 31, 2008, was an increase of $315,944. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2008.

The actual tax benefit differs from the expected tax benefit for the period ended March 31, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 16.72 % for New York State/City income taxes, a blended rate of 45.03%) as follows:

   Expected tax expense (benefit) - Federal - As restated         $(403,520)
   Expected tax expense (benefit) - State/City - As restated       (238,191)
   Non-deductible stock and warrant compensation - As restated      321,472
   Meals and entertainment                                            4,295
   Change in valuation allowance                                    315,944
                                                                  ---------
   Actual tax expense (benefit)                                   $      --
                                                                  =========

Note 9 Subsequent Event

In April 2008, the Company entered into a one-year agreement with a third party to provide public relations services. The Company is required to pay $12,000/month over the term of the agreement as well as certain related expenses.

                                   MANAGEMENT

Executive Officers and Directors

      Our Board of Directors currently consists of seven members. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to out management. At this time the Company does not maintain a separate compensation committee or nominating committee but we intend to form such committees in the future. All Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the officers or directors.

The following table sets forth the names and ages of our directors and executive officers and the positions they hold with us as of August 8, 2008.

    Name                           Age          Position
    ----                           ---          --------

    Anthony Tracy                  47           Chairman of the Board and Chief
                                                Executive Officer

    Michael Caridi                 44           Chief Operating Officer

    David Bach                     41           Director

    Charles Gargano                73           Director

    Robert Dubner                  65           Director

    Gov. George E. Pataki          62           Director

    Ben Tran                       42           Director

    Linda Daniels                  59           Director, Chief Marketing
                                                Officer and Secretary

    Arthur Stewart                 52           Chief Financial Officer

      The principal occupation and business experience of each of the directors and executive officers are as follows:

      Anthony Tracy has been our Chairman of the Board of Directors and Chief Executive Officer since May 2008 and held the same positions with Perf-Go Green since January 2008. He is the Chief Executive Officer of Tracy Productions and Prime 9 LLC and is an entrepreneur and designer of 15 patented products ranging from household products, exercise equipment, and grooming products for men and women. Some of his patented products include: the MAG BAR(TM), a total body isometric apparatus sold on the Home Shopping Network; Le Scoop(TM) which allows the user to "scoop" the extra fat and calories from a bagel; Le Slice(TM) which allows the user to slice a bagel without injury to fingers or hands and Supra Liners(TM), the automatic trash bag dispenser, sold at Wal-Mart, Wakefern, Shop-Rite, and now trade marked under the name PERF BAGS.(TM) The PERF BAGS line has been expanded to six sizes including the Kitty Litter PERF BAG(TM).

      Michael Caridi has been our Chief Operating Officer since May 2008 and held the same positions with Perf-Go Green since January 2008. He is currently or has been an executive officer of several companies including MAJIC Development Group LLC, Protection Plus Security Consultants, Inc. Quest Imports International and Berkshire Financial Group Inc. His business endeavors span various industries including residential construction and development, concrete operations, interior/exterior and ground-up commercial construction for Fortune 500 corporations. In addition, Michael is also engaged in a diverse mix of independent business ventures including residential and commercial property-ownership, management and banking, ship salvaging and dismantling, hotel ownership and development, consulting and management, corporate janitorial services, magazine publishing, and alcohol/non-alcoholic import and export. Mr. Caridi is also a licensed real estate broker. As head of MAJIC Development Group LLC, he has been involved in several significant development projects, as well as construction for many Fortune 500 clients and retailers. Mr. Caridi also advises the Boards of Directors of Isonics, Immunejen and Uysiys.

      Mr. Bach, 41, is the chief executive officer and founder of FinishRich Media, a corporation dedicated to revolutionizing how people learn about money and the environment. Mr. Bach is also an executive officer of Apollo Group LLC, Go Green Media, and Finish Rich, Inc., all privately-held companies. Prior to founding FinishRich Media, Mr. Bach was a senior vice president of Morgan Stanley and a partner of The Bach Group which managed over a half billion dollars during his tenure.

      Mr. Gargano, 73, most recently served as Vice Chairman of the Port Authority of New York and New Jersey. Prior to this, he served as Chairman of the Empire State Development Corporation of New York State and Commissioner of the long range strategic planning consultation (the "Consulting Agreement").

      Mr. Dubner, age 65, is presently an independent consultant providing senior advisory services to companies including Momentive, a silicon manufacturing company (since October 2007) and Noranda, a company which manufactures aluminum castings (since march 2008). Mr. Dubner previously served as an independent consultant to Covalence, a company which manufactures plastic packaging (from September 2006 until July 2007). From October 2002 until December 2004, Mr. Dubner was a senior partner with IBM, serving as one of the leaders of IBM's middle market consulting practice. In addition, Mr. Dubner serves on the board of directors of Hudson Highland Group, Inc., a temporary and permanent staffing company.

      Governor George E. Pataki has been a director since May 2008 and held the same positions with Perf-Go Green since January 2008. Mr. Pataki was Governor of New York from 1995 until 2006. He has been of counsel to the law firm of Chadbourne & Park since March 2007. He is a principal of Pataki Cahill Group, a consulting firm specializing in climate change issues. He is a director of Cosan.

      Ben Tran has been a director since May 2008 and held the same positions with Perf-Go Green since January 2008. Mr. Tran has been President of Spectrum since 1995. From 1992 until 1995, Mr. Tran was a business manager for the Inteplast Group. From 1988 until 1992, he was a product manager for Mobil Corporation. Mr. Tran has bachelors degrees in economics and marketing.

      Linda Daniels has been our Chief Marketing Officer and Secretary since May 2008 and held the same positions with Perf-Go Green since January 2008. She has 20 years of experience as a creative, strategic, global marketing executive with exceptionally diverse experience in creating business to business and business to consumer initiatives across many industries. She has worked with IBM, Xerox, NYSE, CNBC, MSNBC, Citigroup, Smith Barney, Prudential Securities and The New York Clearing House producing inventive, provocative, and engaging marketing strategies that succeeded in building their brand equity. Ms. Daniels is President and Founder of The Punch Factory, a marketing consultancy that creates and executes great ideas to grow great brands. She is also a director of Prime 9, LLC.

      Arthur F. Stewart CPA has been our chief financial officer since May 2008 and held the same positions with Perf-Go Green since January 2008. He has over 20 years of experience in the public accounting field. Prior to being licensed in the State of New York, he worked as the senior auditor of a firm, which specialized in audits of major labor unions, inclusive of the Westchester Teamsters Local 456, a $70 million dollar combined fund local. Subsequent to this tenure he opened his own accounting firm Arthur F. Stewart CPA which now currently services tax and accounting issues for clients in the industries of Construction, Real Estate & Cellular Tower Providers, Professional Corporations, Retail and Wholesale businesses, Not For Profit Community Youth Organizations. In addition, his firm supplies support services, in the area of monthly overview and adherence to compliance issues to over thirty varied clients inclusive of the full back office operation for RMOUSA Inc., a division of Reed Elesvier PLC a publicly traded company on the NYSE. As head of the firm he oversees the preparation of over 500 federal corporate, partnership and individual tax returns, inclusive of varied State filings.

Involvement in Certain Legal Proceedings

      In accordance with a plea agreement entered into on May 15, 2006 in County Court, Rockland County New York, Michael Caridi, our Chief Operating Officer, pled guilty to one misdemeanor count pertaining to the filing of a false certification in connection with a violation of a "prevailing wage" statute. Mr. Caridi received a conditional discharge by the Court.

Audit Committee

      The members of the Audit Committee are Governor George E. Pataki, Robert Dubner and David Bach. Our Board of Directors has determined that Messrs. Dubner, Pataki and Bach are "independent" under Rule 10A-3(b) of the Exchange Act. The Board of Directors has determined that Mr. Dubner is an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

      Our Audit Committee recommends our independent accountants for appointment to audit our financial statements and to perform services related to the audit, reviews the scope and results of the audit, reviews with management and the independent accountants our annual and quarterly operating results, considers the adequacy of the internal accounting procedures and controls, considers the effect of such procedures and controls on the accountant's independence

Non-Employee Director Compensation

      For the fiscal year ended March 31, 2008, we did not pay our non-employee directors any compensation. The Company has not adopted any formal policy as to how our directors shall be compensated and does not have a standing compensation committee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of our chief executive officer and chief financial officer and our "named executive officers," for the fiscal ended March 31, 2008. The Company has no executive officers other than the "named executive officers."

Name and
principal position                          Year       Salary ($)      Total ($)
------------------                          ----       ----------      ---------

Anthony Tracy, Chairman of the Board        2008         45,066         45,066
and Chief Executive Officer

Michael Cardi, Chief Operating              2008         31,533         31,533
Officer

Linda Daniels, Chief Marketing              2008         31,270         31,270
Officer

Arthur Stewart, Chief Financial             2008         12,500         12,500
Officer

Charles Gargano, Senior Vice                2008          ____           ____
President of Governmental Affairs

Outstanding equity awards at March 31, 2008.

      There were no option exercises or options outstanding as of March 31, 2008.

Option Exercises and Stock Vested

      No options were exercised by our named executive officers as of March 31, 2008.

Pension Benefits

      We do not currently maintain qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

      We do not currently maintain non-qualified defined contribution plans or other deferred compensation plans.

Employee Agreements and Potential Payments Upon Termination or Change in Control

      None.

Grants of Plan - Based Awards at March 31, 2008

      None.

      Each of Anthony Tracy and Michael Caridi have been granted reimbursements for the use of an individually owned vehicle. The use of the individually owned vehicle provides an expense-saving opportunity, as this vehicle is used for business-related travel as needed, helping to cut out-of-pocket travel expenses.

Employment Agreements

      Mr. Tracy has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $175,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Mr. Tracy is entitled to receive a twenty (20%) percent bonus per year upon receipt pf the Company's first significant purchase order. In addition, Mr. Tracy is entitled to sales and override commissions. The Company can terminate the employment agreement with Mr. Tracy upon his death, disability or for "Cause," as defined in the employment agreement.

      Mr. Caridi has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $125,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Mr. Caridi is entitled to receive a twenty (20%) percent bonus per year upon receipt of the Company's first significant purchase order. In addition, Mr. Caridi is entitled to sales and override commissions. The Company can terminate the employment agreement with Mr. Caridi upon his death, disability or for "Cause," as defined in the employment agreement.

      Ms. Daniels has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $125,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Ms. Daniels is entitled to receive a twenty (20%) percent bonus per year upon receipt pf the Company's first significant purchase order. In addition, Ms. Daniels is entitled to sales and override commissions. The Company can terminate the employment agreement with Ms. Daniels upon her death, disability or for "Cause," as defined in the employment agreement.

      On June 6, 2008, the Board approved an agreement with Charles Gargano relating to the provision of long range strategic planning consultation (the "Consulting Agreement"). Mr. Gargano will be paid $2,000 per week as Senior Vice President of Governmental Affairs and shall receive 2% of all sales directly attributable to Mr. Gargano's services plus out-of-pocket expenses. In addition he will receive options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $0.50 under the Registrant's 2008 Share Incentive Plan (the "Plan") approved by the Board on June 6, 2008.

Stock Option Plan

      In June, 2008, we adopted the Perf-Go Green Holdings, Inc. 2008 Share Incentive Plan (the "2008 Plan"), which provide for the grant of incentive stock options, non-qualified stock options and restricted stock to our officers, directors or employees, as well as advisers and consultants.

      Under the 2008 Plan, we reserved 10,000,000 shares of common stock for the granting of options and rights. Such options and rights are to be granted at price to be determined by our board of directors. All stock options and rights are to vest over a period as determined by the Board of Directors and expire not more than ten years from the date they were granted. Options to be granted under the plan will be either "incentive," which are meant to qualify under Section 422 of the Internal Revenue Code or "non-qualified," which do not qualify as incentive options under the Code. Other awards may be in the form of restricted stock. Subject to the terms of the plan, the Board will be solely responsible for the administration of the plan, including the granting of awards and the determination of the purchase price of options. Under the plan, the exercise price for qualified stock options may not be less than 100% of the fair market value of a share of common stock at the time the option is granted. Officers, Consultants and key employees will be eligible to receive options under the proposed plan. The Company intends to submit the 2008 Plan to shareholders for approval at the Company's next Annual Meeting.

      As of March 31, 2008, our Board of Directors did not authorize the issuance of any equity securities relating to compensation plans, including individual compensation arrangements.

Code of Business Conduct and Ethics

      Our Board of Directors has adopted a Code of Ethics for Senior Financial Officer. A copy of the Code of Ethics will be provided to any person without charge upon written request to the Company's address to the attention of the Secretary.

Transactions with Related Persons, Promoters and Certain Control Persons

      In January 2008, MAJIC Development Group LLC, the lessor of office space located on the 8th floor of 645 Fifth Avenue, New York, New York, and of which Mr. Caridi is a managing member, subleased that office space to us at a monthly rent of $5,500 for the first two months, increasing to approximately $8,000 after that. This space is currently occupied by the Company.

      The Punch Factory, of which Linda Daniels is the President, currently subleases certain office space to us at a monthly rent of $1,500 for the month.

      Our Chief Financial Officer, Arthur Stewart, currently subleases the Company certain office space in Bayshore, New York. This office space is 1,000 square feet and is leased on a month-to-month basis with rent of $1,000 for the month.

      We recently entered into a letter agreement with Spectrum pursuant to which Spectrum agreed to manufacture certain biodegradable plastic products incorporation TDPA exclusively for us for so long as we purchase certain minimum amounts of products per month. The prices and times shall be mutually agreed upon between the parties. Ben Tran, a director of the Company, is the President of Spectrum.

      David Tracy, our east coast sales manager and brother of our Chairman and Chief Executive Officer, recently entered into an employment agreement with the Company for a term of three years. The agreement provides for a salary of $85,000.

      Jason Stewart, assistant to our chief information officer and son of our Chief Financial officer is paid approximately $56,000 per year.

           Compensation Committee Interlocks and Insider Participation

      Our Board of Directors does not maintain a standing compensation committee. As an early stage company, the founders of the Company did not believe it necessary or appropriate to maintain a standing compensation committee, instead decisions concerning compensation were discussed and recommended by Anthony Tracy, our chairman and chief executive officer, and Michael Caridi, our chief operating officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of August 8, 2008, information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of August 8, 2008.

Name and Address of             Amount and Nature of
Beneficial Owner (1)            Beneficial Ownership        Percent of Class (%)
--------------------            --------------------        --------------------

Anthony Tracy                         14,150,000 (2)               43.17%

Michael Caridi                        3,768,705 (3)                11.38%

Robert Dubner                             * (4)                      -

Charles Gargano                        200,000 (5)                 0.62%

David Bach                             736,667 (6)                 2.23%

Gov. George Pataki                    1,000,000 (7)                3.00%

Ben Tran                               250,000 (8)                 0.77%

Linda Daniels                          774,114 (9)                 2.36%

Arthur Stewart                         85,195 (10)                 0.26%

Officers and Directors                  20,964,681                 64.95%
as a group (6 persons)

Name and Address of             Amount and Nature of
Beneficial Owner (1)            Beneficial Ownership        Percent of Class (%)
--------------------            --------------------        --------------------

Rig Fund II A, Ltd.                   6,000,000 (11)               17.01%
40 A. Route De Malagnon
Geneva, Switzerland 1208

Semper Gestion                        4,033,333 (12)               11.11%

Castlerigg Master Investments         6,722,222 (13)               17.24%
LTD.

E&P Fund                              2,000,000 (14)               6.01%

----------

* Less than 1% of the outstanding common stock or less than 1% of the voting power.

(1) The address for Messrs. Tracy, Caridi, Pataki, Tran and Stewart and Ms. Daniels is c/o Perf-Go Green Holdings, Inc., 645 Fifth Avenue, New York, New York 10022. Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 11, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2) Includes options to purchase 500,000 shares of common stock of the Company to be issued at an exercise price of $2.00 per share vesting over a one year period under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(3) Includes options to purchase 833,333 shares of common stock of the Company to be issued at an exercise price of $2.00 per share vesting over a one year period under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(4) In connection with his appointment as a director of the Company, the Company intends, subject to board approval, to issue Mr. Dubner options to purchase 200,000 shares of common stock of the Company at an exercise price of $1.95 per share under the 2008 Share Incentive Plan. In addition, the Company intends to, subject to board approval, grant Mr. Dubner options to purchase 10,000 shares of common stock at fair market value vesting 18 months after the date of grant at each Board Mr. Dubner attends during the next three years. All of the aforesaid options will be granted pursuant to our 2008 Share Incentive Plan. In addition, the Company intends to pay Mr. Dubner $2,500 for each Board he attends during the next three years.

(5) Includes options to purchase 200,000 shares of the Company's common stock to be issued to be issued at an exercise price of $0.50 under the Registrant's 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(6) Includes options to purchase 650,000 shares of common stock of the Company to be issued at an exercise price of $1.81 per share under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008 and includes options to purchase 86,667 shares of common stock of the Company to be issued at an exercise price of $1.00 per share under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(7) Includes options to purchase 1,000,000 shares of common stock to be issued at an exercise price of $0.50 per share pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(8) Includes options to purchase 250,000 shares of our Common Stock to be issued at an exercise price of $0.50 per share granted to Spectrum pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(9) Includes options to purchase 500,0000 shares of common stock of the Company to be issued at an exercise price of $0.50 per share under the 2008 Share Incentive Plan and options to purchase 66,667 shares to be issued at an exercise price of $2.00 per share pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(10) Includes options to purchase 16,667 shares of common stock of the Company to be issued at an exercise price of $0.50 per share pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008. and options to purchase 16,667 shares of common stock of the Company at an exercise price of $2.00 per share under the 2008 Plan as approved by our Board of Directors on June 6, 2008.

(11)  Includes 3,000,000 2007 Warrants.

(12)  Includes Notes and Pipe Warrants.

(13)  Includes Notes and Pipe Warrants

(14)  Includes 2007 Warrants.

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of Preferred Stock $.0001 par value per share.

Common Stock

      The holders of shares of common stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to the common stock and in any assets of the Company available for to stockholders upon its liquidation. Upon liquidation assets will only be available for distribution after satisfaction or provision for all debts and other obligations of the Company, including to holders of common stock designated as senior in right of payment upon liquidation. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of the Company, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.

Preferred Stock

      Our certificate of incorporation provides that we are authorized to issue "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our Board of Directors without approval of our stockholders, is authorized to fix any dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing us flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect your voting power and the voting power of the holders of the common stock. Under certain circumstances, the issuance of preferred stock could also make it more difficult for a third party to gain control of our Company, discourage bids for our outstanding securities at a premium or otherwise adversely affect the price of our outstanding securities.

Senior Secured Convertible Notes

      On May 13, 2008, the Company consummated the first closing of a private placement offering pursuant to which it issued to accredited investors, 10% senior secured convertible debentures and common stock purchase warrants. The Company issued $2,775,000 of its 10% Senior Secured Convertible Notes due May 13, 2011 at the first closing. On June 10, 2008, the Company issued 3,175,000 of its 10% Senior Secured Convertible Notes due on June 10, 2011. All of the Senior Secured Convertible Notes were secured by a first priority lien and security interest on substantially all of the assets of the Company subject to certain limited and specified exclusions. Under certain circumstances, the Note holders are entitled to have their conversion price adjusted to correspond to common stock holders' rights to any stock dividend, stock split, stock combination or reclassification of shares. The $0.75 conversion price (the "Fixed Conversion Price") may also be adjusted if the Company issues shares of its capital stock, or securities convertible, exercisable or exchangeable into capital stock at a price of less than the Fixed Conversion Price.

      The Notes are convertible into shares of the Company's common stock at the option of the holder and bear interest at a rate of 10% per annum and they will mature three years from the date of issue unless previously paid. Interest payments are to be made quarterly and may be paid, at the option of the Company, in cash or, subject to certain equity conditions, the Company's common stock.

Warrants

There are warrants to purchase 14,996,666 shares outstanding. We issued 3,700,000 warrants to Investors to purchase common stock at the first closing on May 13, 2008. We issued 4,233,333 warrants to investors to purchase common stock at the second closing on June 11, 2008. The Warrants issued to the Investors are exercisable through May 13, 2013, with respect to the first closing investors, and June 10, 2013, with respect to the second closing investors, at an initial price of $1.00 per share, subject to adjustment as provided for therein. The Placement Agent was issued 793,333 Warrants in connection with the Offering. We issued 1,500,000 warrants to investors in a prior offering and 150,000 warrants to the Placement Agent in connection with the prior offering at an initial price of $0.75 per share, subject to adjustment as provided for therein (the "Bridge Warrants"). The Company also issued 4,200,000 Warrants to the Epitome Investors at an initial price of $1.00 per share, subject to adjustment as provided for therein. The Placement Agent was issued 420,000 Warrants in connection with the prior offering involving the Epitome Investors. The Warrants include certain anti-dilution provisions. In addition, with the exception of the Bridge Warrants, the Warrants provide that the Warrant Holder may not exercise such Warrant, to the extent that after giving effect to such exercise, such Holder, or their affiliates would beneficially own in excess of 4.99% of the shares of the Company's Common Stock outstanding immediately after giving effect to such exercise, which may be increased to 9.99% at the option of the Warrant Holder upon 61 days notice.

Delaware Anti-Takeover Law

      The Company and its stockholders will be subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" within an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. "Business combination" includes merger, asset sales and other transactions resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock was approved to trade on the OTC-BB and is quoted under the symbol "PGOG". Our common stock has been listed on the OTC-BB since July 2007.

                                                                 High        Low
                                                                 ----        ---

Fiscal Year 2006
First Quarter ended March 31, 2006..........................      N/A        N/A
Second Quarter ended June 30, 2006..........................      N/A        N/A
Third Quarter ended September 30, 2006......................      N/A        N/A
Fourth Quarter ended December 31, 2006......................      N/A        N/A

Fiscal Year 2007
First Quarter ended March 31, 2007..........................      N/A        N/A
Second Quarter ended June 30, 2007..........................      N/A        N/A
Third Quarter ended September 30, 2007......................      N/A        N/A
Fourth Quarter ended December 31, 2007......................      N/A        N/A

Fiscal Year 2008
First Quarter ended March 31, 2008..........................      N/A        N/A
Second Quarter ended June 30, 2008 .........................     3.08       1.10

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

      The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Holders

      As of August 8, 2008, in accordance with our transfer agent records, we had 25 record holders of our Common Stock.

Dividends

      Holders of our common stock are entitled to receive dividends if, and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

Equity Compensation Plan Information

      In June, 2008, we adopted the Perf-Go Green Holdings, Inc. 2008 Share Incentive Plan (the "2008 Plan"), which provide for the grant of incentive stock options, non-qualified stock options and restricted stock to our officers, directors or employees, as well as advisers and consultants.

      Under the 2008 Plan, we reserved 10,000,000 shares of common stock for the granting of options and rights. Such options and rights are to be granted at price to be determined by our board of directors. All stock options and rights are to vest over a period as determined by the Board of Directors and expire not more than ten years from the date they were granted. The Company intends to submit the 2008 Plan to shareholders for approval at the Company's next Annual Meeting.

      As of March 31, 2008, our Board of Directors did not authorize the issuance of any equity securities relating to compensation plans, including individual compensation arrangements.

Transfer Agent

      The transfer agent for the common stock is Island Stock Transfer. The transfer agent phone number is 727-289-0010.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. On April 11, 2008, David Conklin, a shareholder of the Company, asserted a claim against Anthony Tracy, our Chairman of the Board of Directors and Chief Executive Officer, alleging that, based on Mr. Conklin's prior contributions to other companies operated by Anthony Tracy as well as prior agreements between Mr. Conklin and Mr. Tracy, Mr. Conklin was entitled to be issued a ten (10%) percent interest in the Company. This dispute was resolved on July 8, 2008. In accordance with the terms of the Mutual Release and Settlement Agreement dated July 8, 2008 by and among Mr. Tracy, Mr. Conklin and the Company, Mr. Conklin was issued 888,830 shares of common stock of the Company. Such shares were taken from Mr. Tracy's interest in the Company and no additional shares were issued by the Company.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed on for us by Ruskin Moscou Faltischek, P.C.

                                     EXPERTS

      Our audited financial statements as of March 31, 2008 (as restated), included herein have been so included in reliance on the report of Berman & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting in giving said report.

                           INTERESTS OF NAMED EXPERTS

      No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual and quarterly reports and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC also maintains a website, the address of which is http://www.sec.gov. That website also contains our annual, quarterly and special reports, information statements and other information.

      This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's website.

                                   PROSPECTUS

                        25,444,938 Shares of Common Stock

                          PERF-GO GREEN HOLDINGS, INC.
                              ______________, 2008

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Perf-Go Green Holdings, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                              ____________________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      o there have been no changes in the affairs of Perf-Go Green Holdings, Inc. after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

                              ____________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

          SEC Registration Fee                                $
          Transfer Agent's and Registrar Fees
          Printing and engraving expenses
          Legal Fees and Expenses
          Accounting Fees and Expenses
          Miscellaneous
                                                              ----------
                  Total Expenses                              $
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

      Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      During December 2007, the Company offered units which consisted of 100,000 common shares and a three-year warrant to purchase 100,000 common shares at an exercise price of $0.75 per share for $50,000 per unit. The Company issued 5,200,000 common shares and 5,200,000 warrants to three investors (the "Epitome Investors") and received cash proceeds of $2,600,000 ($0.50 per share) in connection with the offering. This offering was done in connection with a letter of intent between Perf-Go Green Holdings, Inc. and Epitome Systems, Inc. whereby the two companies entered into good faith negotiations in furtherance of entry into a definitive merger agreement which was not consummated but the Epitome Investors did not rescind their investment. The Epitome Investors committed $2.1 million dollars of the prior $2.6 million dollar investment to Perf-Go Green Holdings, Inc. in connection with the Share Exchange and remain as shareholders of the Company. One of the Epitome Investors, E&P Fund, Ltd., has reduced its investment in the Company by $500,000 and has returned one million shares of the Company's common stock to the Company which have been cancelled. In connection with the cancellation and, pursuant to an Assignment Agreement entered into in April 2008 between the Company and E&P Fund, Ltd., the Company agreed to assign the right to the repayment of a refundable deposit of $500,000 paid to Epitome Systems, Inc. in connection with the abandoned merger, to E&P Fund, Ltd. in exchange for the return of 1,000,000 shares of common stock. In addition, the Epitome Investors have agreed to cancel the warrants they received as part of the Epitome investment in exchange for the same number of warrants currently being offered in the Company's current offering of 10% Senior Secured Convertible Notes and Common Stock Purchase Warrants and have signed releases releasing Perf Holdings from any liability resulting from the prior transaction with Epitome.

      On June 11, 2008, the Company completed a private placement offering pursuant to which it issued to accredited investors (the "Investors"), 10% senior secured convertible debentures in the principal amount of $5,950,000, in the aggregate (the "Notes"), and warrants to purchase a total of 7,933,333 shares of the Company's common stock (the "Warrants") at an exercise price of $1.00 per share. The Warrants may be exercised for a period of five years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits

      See Exhibit Index immediately preceding the exhibits.

      (b) Financial Statement Schedules

             Schedule                                 Page
             ---------------------------------------  -----------


ITEM 17. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)   Not applicable.

      (5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)   If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
                        (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned on August 11, 2008.

                                    PERF-GO GREEN HOLDINGS, INC.


                                    By: /s/ Arthur Stewart
                                        ----------------------------------------
                                    Arthur Stewart
                                    Chief Financial Officer and Controller
                                    (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                                                Date
---------                        -----                                                                ----


/s/ Anthony Tracy                Chairman of the Board and Chief Executive                       August 11, 2008
-------------------------        Officer and Director (Principal Officer)
Anthony Tracy


/s/ Arthur Stewart               Chief Financial Officer (Principal Financing                    August 11, 2008
-------------------------        and Accounting Officer
Arthur Stewart


/s/ David Bach                   Director                                                        August 11, 2008
-------------------------
David Bach


/s/ Charles Gargano              Director                                                        August 11, 2008
-------------------------
Charles Gargano


/s/ Robert Dubner                Director                                                        August 11, 2008
-------------------------
Robert Dubner


/s/ George E. Pataki             Director                                                        August 11, 2008
-------------------------
George E. Pataki


/s/ Ben Tran                     Director                                                        August 11, 2008
-------------------------
Ben Tran


/s/ Linda Daniels                Director, Chief Marketing Officer and Secretary                 August 11, 2008
-------------------------
Linda Daniels

                                 EXHIBIT INDEX

Exhibit          Description
-------          -----------

(3)(i) Certificate of Incorporation is incorporated by reference to Form SB-2 filed on March 5, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed December 21, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed January 7, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed June 12, 2008.

(3)(ii) Bylaws incorporated by reference to Form SB-2 filed on March 5, 2007. Amendment to Bylaws is incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

4.1            Form of Common Stock Certificate to be filed by amendment.

4.2 Form of 10% Secured Convertible Debenture issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.

4.3 Form of Warrant issued to Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.

4.4 Form of Security Agreement issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.

4.5 Form of Registration Rights Agreement issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.

5 Opinion of Ruskin Moscou Faltischek, P.C. to be filed by amendment

10.1 Form of Subscription Agreement by and between the Company and certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed December 28, 2007.

10.2 Form of Subscription Agreement by and between the Company and certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

10.3 Form of Subscription Agreement dated June 10, 2008, by and between the Company and a certain Selling Stockholder incorporated by reference to Current Report on Form 8-K filed June 17, 2008.

10.4 Share Exchange Agreement by and among the Company, Perf-Go Green, Inc. and the stockholders of Perf-Go Green, Inc. incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

10.5 Employment Agreement between the Company and Anthony Tracy incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

10.6 Employment Agreement between the Company and Michael Caridi incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

10.7 Employment Agreement between the Company and Linda Daniels incorporated by reference to Current Report on Form 8-K filed May 16, 2008.

16 Letter regarding change in certifying account incorporated by reference to Current Report on Form 8-K filed May 21, 2008.

21             Subsidiaries of the Registrant filed herewith.

23.1 Consent of Ruskin Moscou Faltischek, P.C. to be filed by amendment.

23.2           Consent of Berman & Company, P.A.